UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

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CHART INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CHART INDUSTRIES, INC.

3055 Torrington Drive

Ball Ground, Georgia 30107

April 1, 2020

To the Stockholders of Chart Industries, Inc.:

This year’s Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Tuesday, May 12, 2020 at the Renaissance Atlanta Airport Gateway Hotel, 2081 Convention Center Concourse, Atlanta, GA 30337. We will be reporting on Chart’s activities and you will have an opportunity to ask questions about our operations. As part of our contingency planning regarding the coronavirus (or COVID-19), we are preparing for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance through a public filing with the Securities and Exchange Commission, and details will be available on our website.

Whether or not you expect to attend in person, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the Internet by following the instructions on the proxy card would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your previously submitted proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

Steven W. Krablin

Chairman

CHART INDUSTRIES, INC.

3055 Torrington Drive

Ball Ground, Georgia 30107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2020

Date & Time:	Location:	Record Date:
May 12, 2020 9:00 a.m. (Eastern Time)	Renaissance Atlanta Airport Gateway Hotel 2081 Convention Center Concourse Atlanta, GA 30337*	March 17, 2020

To the Stockholders of Chart Industries, Inc.:

The Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Tuesday, May 12, 2020 at the Renaissance Atlanta Airport Gateway Hotel, 2081 Convention Center Concourse, Atlanta, GA 30337, for the following purposes:

1.	To elect six directors for a term of one year;

2.	To ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the company for the year ending December 31, 2020;

3.	To approve, on an advisory basis, the company’s executive compensation; and

4.	To transact any other business as may properly come before the Annual Meeting.

Only holders of the company’s common stock of record as of the close of business on Tuesday, March 17, 2020 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the Internet by following the instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their previously submitted proxy and vote in person.

By Order of the Board of Directors,
Sincerely yours,

Steven W. Krablin
Chairman

*

As part of our contingency planning regarding the coronavirus (or COVID-19), we are preparing for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance through a public filing with the Securities and Exchange Commission, and details will be available on our website.

You may vote in any of the following ways:

Via the Internet	By Phone	By Mail	In Person

YOUR VOTE IS IMPORTANT

WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

CHART INDUSTRIES, INC.

3055 Torrington Drive

Ball Ground, Georgia 30107

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 1, 2020

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. (the “Company,” “Chart,” “we,” “us” and “our”) for use at the Annual Meeting of Stockholders of the Company on May 12, 2020 at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Why do the proxy materials contain information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has opted to provide access to our proxy materials primarily over the Internet, which will allow us to capture costs and reduce the environmental impact of printing and mailing proxy materials. Proxy materials for the Annual Meeting, including the 2019 Annual Report and this proxy statement, are available over the Internet by accessing www.proxydocs.com/GTLS. While we have elected to make our proxy materials available online, you may request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an additional printed copy are available at www.proxydocs.com/GTLS. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107, or by submitting a request via email to herbert.hotchkiss@chartindustries.com or by telephone at 770-721-8800.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock (“Common Stock”) for expenses incurred in sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We may also retain a proxy solicitation firm to assist in the solicitation of proxies.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of our Common Stock you own as of March 17, 2020, the record date for the Annual Meeting. Only stockholders of record at the close of business on March 17, 2020 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 35,950,085 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote: (i) in person at the Annual Meeting; (ii) by signing and mailing in your proxy card in the enclosed envelope (if you elected to receive printed materials); (iii) by submitting a proxy by telephone by calling 1-866-509-1048; or, (iv) via the Internet at www.proxypush.com/GTLS. Stockholders who wish to attend the Annual Meeting in person may receive directions to the Annual Meeting location by contacting our Secretary at 770-721-8800. Proxies submitted via the telephone or Internet must be received by 9:00 a.m. Eastern Time on May 12, 2020. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or Internet, please follow the instructions on the proxy card.

2020 Proxy Statement	Chart Industries, Inc. - 1

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the director nominees, “FOR” the ratification of Deloitte & Touche LLP, and “FOR” the approval, on an advisory basis, of the Company’s executive compensation. The proxy holders will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card or written notice before the Annual Meeting begins), or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify a Chart representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve each of the proposals?

•

Election of Directors (Proposal 1). The nominees receiving the greatest number of votes will be elected (plurality). However, we have adopted a majority voting policy that is applicable in uncontested director elections. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Nominations and Corporate Governance Committee or, in limited circumstances, the Board, would then consider whether to recommend that the Board accept or reject the resignation (see “Corporate Governance and Related Matters — Corporate Governance Guidelines — Majority Voting Policy” below for additional details). A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non- votes will have no effect on the election of directors.

•

Auditor Ratification (Proposal 2). Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the ratification.

•

Approval, on an advisory basis, of the Company’s executive compensation (Proposal 3). The executive compensation advisory vote will be decided by the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the proposal. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our executive compensation program.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy. With 35,950,085 shares outstanding as of the close of business on the record date, stockholders representing at least 17,975,043 shares will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

2 - Chart Industries, Inc.	2020 Proxy Statement

Can Stockholders make proposals for the 2020 Annual Meeting?

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for the Annual Meeting, the Company must have received such proposals no later than December 13, 2019.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting. The Company’s By-Laws require all stockholders who intend to make proposals at an annual meeting to submit their proposals to the Company within specific dates in order to be eligible for consideration at an annual meeting. See “Stockholder Communications with the Board” on page 13, and “Stockholder Proposals for 2021 Annual Meeting” on page 71, for more details about this By-Laws provision. To be eligible for consideration at the 2020 Annual Meeting, proposals that were not submitted for inclusion in the proxy statement by December 13, 2019 must have been received by the Company no earlier than January 23, 2020 and no later than February 22, 2020. The Company has not received any stockholder proposals for the Annual Meeting.

2020 Proxy Statement	Chart Industries, Inc. - 3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Stock as of March 17, 2020 by:

•	each person who is known by us to own beneficially more than 5% of our Common Stock;

•	each director, each nominee for election as director, and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

	Shares Beneficially Owned(1)

Name of Beneficial Holder	Number	Percent of Common Stock
BlackRock, Inc.(2)	5,383,493	15.0%
The Vanguard Group(3)	3,750,971	10.4%
Wellington Management Group LLP(4)	2,468,249	6.9%
T. Rowe Price Associates, Inc.(5)	1,886,822	5.2%
Dimensional Fund Advisors LP(6)	1,835,412	5.1%
John Bishop(7)	35,377	*
Jillian C. Evanko(8)	114,452	*
Herbert G. Hotchkiss(9)	5,549	*
Jeffrey R. Lass(10)	—	—
Gerald F. Vinci(11)	24,452	*
Steven W. Krablin(12)	23,730	*
W. Douglas Brown(13)	11,348	*
Carey Chen(14)	6,277	*
Singleton B. McAllister(15)	834	*
Michael L. Molinini(16)	5,423	*
David M. Sagehorn(17)	1,126	*
Elizabeth G. Spomer(18)	14,692	*
All directors and officers as a group (11 persons)(19)	243,260	*

(1)

In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise or conversion of outstanding options and stock rights covering Common Stock, if any, exercisable by such owner within 60 days after March 17, 2020, but no exercise of outstanding options or stock rights covering Common Stock held by any other person.

(2)

According to a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc., reporting beneficial ownership for itself and BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock (Netherlands) B.V., and BlackRock Financial Management, Inc. (collectively “BlackRock”), BlackRock reported having sole voting power over 5,314,243 shares and sole dispositive power over 5,383,493 shares. BlackRock is located at 55 East 52nd Street, New York, NY 10055.

(3)

According to a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group, for itself and Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. (collectively, “Vanguard”), reported beneficial ownership of an aggregate of 3,750,971 shares, including sole voting power over 75,565 shares, sole dispositive power over 3,673,435 shares, shared voting power over 6,086 shares, and shared dispositive power over 77,536 shares. In its Schedule 13G/A, Vanguard further specified that

4 - Chart Industries, Inc.	2020 Proxy Statement

Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. are wholly-owned subsidiaries of The Vanguard Group, Inc. and are beneficial owners of 71,450 shares and 10,201 shares, respectively. Vanguard is located at 100 Vanguard Blvd., Malvern, PA 19355.

(4)

According to a Schedule 13G filed with the SEC on January 28, 2020, Wellington Management Group LLP reported beneficial ownership of an aggregate of 2,468,249 shares. These securities are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisers Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisers Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Wellington Management Group LLP is located at 280 Congress Street, Boston, MA 02210.

(5)

According to a Schedule 13G/A filed with the SEC on February 14, 2020, T. Rowe Price Associates, Inc. (“T. Rowe Price”) reported beneficial ownership of an aggregate of 1,886,822 shares. T. Rowe Price indicated that it maintains sole voting power over 433,301 shares and sole dispositive power over 1,886,822 shares. T. Rowe Price is located at 100 E. Pratt Street, Baltimore, MD 21202.

(6)

According to a Schedule 13G/A filed with the SEC on February 12, 2020, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Chart that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Chart held by the Funds. Dimensional disclaims beneficial ownership of such securities. The Schedule 13G/A reported sole voting power over 1,774,235 shares and sole dispositive power over 1,835,412 shares. Dimensional is located at Building One, 6300 Bee Cave Road, Austin, TX, 78746.

(7)

Mr. Bishop is an executive officer of the Company. Shares beneficially owned by Mr. Bishop include 10,923 shares which he has the right to acquire within 60 days of March 17, 2020 through the exercise of stock options and 10,000 shares that he purchased on March 19, 2020.

(8)

Ms. Evanko is an executive officer of the Company. Shares beneficially owned by Ms. Evanko include 25,367 shares which she has the right to acquire within 60 days of March 17, 2020 through the exercise of stock options.

(9)

Mr. Hotchkiss is an executive officer of the Company. Shares beneficially owned by Mr. Hotchkiss include 1,323 shares which he has the right to acquire within 60 days of March 17, 2020 through the exercise of stock options.

(10)	Mr. Lass was an executive officer of the Company until his departure from the Company effective August 28, 2019. All of Mr. Lass’ 2019 unvested equity awards were forfeited upon his departure.

(11)

Mr. Vinci is an executive officer of the Company. Shares beneficially owned by Mr. Vinci include 14,926 shares which he has the right to acquire within 60 days of March 17, 2020 through the exercise of stock options.

(12)	Mr. Krablin is a director of the Company. Shares beneficially owned by Mr. Krablin include 10,347 shares which have been deferred.

(13)	Mr. Brown is a director of the Company. Shares beneficially owned by Mr. Brown include 8,286 shares which have been deferred.

(14)	Mr. Chen is a director of the Company.

(15)	Ms. McAllister is a director of the Company.

(16)	Mr. Molinini is a director of the Company. Shares beneficially owned by Mr. Molinini include 5,423 shares which have been deferred.

(17)	Mr. Sagehorn is a director of the Company.

2020 Proxy Statement	Chart Industries, Inc. - 5

(18)	Ms. Spomer is a director of the Company. Shares beneficially owned by Ms. Spomer include 13,652 shares which have been deferred.

(19)

The number of shares shown as beneficially owned by the Company’s directors and executive officers as a group includes 52,539 shares which the Company’s directors and executive officers as a group have the right to acquire within 60 days of March 17, 2020.

*	Less than 1%.

6 - Chart Industries, Inc.	2020 Proxy Statement

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Updates

In 2019, we continued to build on our strategy to focus on our core cryogenic engineering and products for the industrial gas and energy space. In addition to changes to our segments, as described further in “Compensation Discussion and Analysis — Executive Summary” on page 22, we consummated the strategic acquisition of Harsco Corporation’s Air-X Changers business.

We also added two new directors to our Board in 2019. The Board nominated, and the stockholders elected, David M. Sagehorn to the Board at the 2019 Annual Meeting. In November 2019, the Board increased the size of the Board to eight and appointed Singleton McAllister to the Board for a term expiring at the Annual Meeting. Ms. McAllister has been nominated for re-election at the Annual Meeting.

Board Leadership Structure

We do not have an express policy as to whether the roles of Chairman and CEO should be combined or separated. The Board maintains the flexibility to determine the leadership structure that best serves the interests of the Company. The independent directors of the Nominations and Corporate Governance Committee (“NCGC”) conduct annual assessments of the Company’s corporate governance structures and processes, and the NCGC regularly considers and is open to different Board leadership structures as circumstances may warrant. The Board believes, at this time, that the Chairman and CEO roles should be separate, and accordingly approved an amendment to the Company’s Corporate Governance Guidelines to only require a Lead Independent Director when the Chairman of the Board is not independent.

The Board believes that under current circumstances, the Chairman and CEO roles should be split to allow the CEO to remain focused on critical operational and strategic management of the Company. Our corporate governance structure enables clear delineation of responsibility and more focused leadership, creates clear accountability, and enhances our ability to effectively communicate the Company’s strategy and message clearly and consistently to stockholders, customers, suppliers, employees, and other constituencies.

Board’s Role in Risk Oversight

Our management team is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, is responsible for the oversight of material risk management. In its risk oversight role, the Board reviews significant individual matters, as well as risk management processes designed and implemented by management with respect to risk generally. The Board has designated the Audit Committee as the Board committee with general risk oversight responsibility. The Audit Committee has quarterly discussions with management about the Company’s major risk exposures, those processes management has implemented to monitor and control those exposures, and broader risk categories, including risk assessment and risk management policies. Management provides quarterly reports to the Audit Committee regarding areas of material risk to the Company, which include operational, financial, legal, regulatory, strategic, and reputational risks. Additionally, members of our senior corporate management and the senior executives of our business units regularly attend Board meetings, and are available to address Board inquiries on risk oversight matters generally or on individual matters of significance to the Company. Separate and apart from quarterly risk reviews and other communications between senior executives and the Board, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval by the Board or its committees as a matter of oversight and corporate governance.

Corporate Governance Guidelines

The Board, directly and through its committees, continuously monitors emerging best practices in corporate governance and has adopted Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines can be found online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107. The Company’s Corporate Governance Guidelines have evolved over time, as customary practice and legal requirements change, or as our Board deems appropriate from time to time.

2020 Proxy Statement	Chart Industries, Inc. - 7

Majority Voting Policy. Our Corporate Governance Guidelines require that a director nominee in an uncontested election who does not receive the affirmative vote of a majority of votes cast submit an offer of resignation to the NCGC. Voter abstentions and broker non-votes are not considered votes cast for this purpose and thus are not counted as either votes “for” or “withheld” from a director’s election. An “uncontested election” is an election in which the number of director nominees does not exceed the number of directors to be elected at that meeting.

Director nominees who fail to receive the affirmative vote of a majority of votes cast in an uncontested election must promptly tender an offer of resignation for consideration by the NCGC or, in limited circumstances, the Board, in accordance with the Corporate Governance Guidelines. The NCGC will review the resignation and make a recommendation to the Board on whether it should accept or reject such offer. A director nominee who tenders resignation pursuant to this policy will not participate in the NCGC review, or the Board consideration of whether to accept or reject his or her resignation. The NCGC and the Board will take into account the facts and circumstances they deem appropriate in considering such offer of resignation, including those written in our Guidelines. Thereafter, the Board will make and publicly disclose its decision to accept or reject an offer of resignation submitted pursuant to this policy within 90 days following certification of the applicable election results. If an offer of resignation pursuant to this policy is rejected, the Board will disclose publicly its reasons for rejecting the offer.

Executive Compensation Clawback Policy. Our Compensation Committee adopted an executive compensation clawback policy in 2015. For information about the Company’s clawback policy, turn to “Other Compensation Policies” on page 35.

Director Independence

The Company’s Corporate Governance Guidelines and the NASDAQ listing standards provide that at least a majority of the members of the Board must be independent, or free of any material relationship with the Company, other than his or her relationship as a director or Committee member. A director is not independent if he or she fails to satisfy the standards for independence under the NASDAQ listing standards, the rules of the SEC, or any other applicable laws, rules and regulations.

The Board conducts an annual review of our directors’ independence. In this review, the Board considers transactions, relationships and arrangements between the Company and each director or immediate family member of the director. The Board also considers transactions, relationships and arrangements between Company senior management and each director or immediate family member of the director. In February 2020, the Board performed its director independence review for 2020.

As a result of this review, the Board determined that all of our non-management director nominees are independent and satisfy NASDAQ independence requirements. Ms. Evanko is not considered independent because of her employment with the Company.

Board Meetings

There were eight meetings of the Board during the fiscal year ended December 31, 2019. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period he or she served as a director and (2) the total number of meetings held by committees of the Board on which he or she served. Board members are expected to attend our Annual Meeting, and all current members who were on the Board at the time attended the 2019 Annual Meeting. In fiscal year 2019, five of the eight meetings of the Board were regular meetings and there were eight executive sessions. Executive sessions are presided over by the Chairman of the Board (if an independent director) or a Lead Independent Director if the roles of CEO and Chairman are combined, and are generally held in connection with each regularly scheduled Board meeting.

8 - Chart Industries, Inc.	2020 Proxy Statement

Committees of the Board of Directors

The Board has three standing committees that conduct regular business: the Audit Committee; the Compensation Committee; and the Nominations and Corporate Governance Committee. In addition to its standing committees, the Board maintains a Special Stock Plan Committee. The Compensation Committee delegated limited authority to the Special Stock Plan Committee to grant certain equity awards under the Chart Industries, Inc. 2017 Omnibus Equity Plan (the “Omnibus Equity Plan”), as well as awards under the prior 2009 Amended and Restated Omnibus Equity Plan (the “2009 Omnibus Plan” and, collectively, with the Omnibus Equity Plan, the “Omnibus Equity Plans”), to key employees other than executive officers and our business group presidents. The Special Stock Plan Committee is described in more detail on page 11.

The Board of Directors may change committee membership from time to time on the recommendation of the NCGC.

Nominations and Corporate Governance Committee

Current Members*	Met three times in fiscal year 2019
Elizabeth G. Spomer (Chair) W. Douglas Brown Carey Chen Steven W. Krablin Singleton B. McAllister

* On November 20, 2019, the Board appointed Ms. McAllister to the NCGC effective upon her appointment to the Board. Ms. Spomer and Mr. Brown are retiring from the Board and will cease service on the NCGC effective as of the Annual Meeting. At this time, Ms. McAllister is expected to be appointed as Chair of the NCGC, Mr. Molinini will be appointed to the NCGC and Mr. Chen will cease service on the NCGC effective as of the Annual Meeting.

Independence. The NCGC is composed entirely of directors who meet the independence requirements under the NASDAQ standards and the rules of the SEC.

Primary Responsibilities. The NCGC is responsible for, among other things: (1) developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us; (2) developing and recommending to the Board compensation for Board members; (3) reviewing our compliance with state and federal corporate governance laws and regulations and with the NASDAQ corporate governance listing requirements; (4) making recommendations to the Board regarding the size and composition of the Board; (5) establishing criteria for the selection of new directors to serve on the Board and reviewing the appropriate skills and characteristics required of directors; (6) identifying, screening and recommending nominees to be proposed by us for election as directors at the Annual Meeting of Stockholders, or to fill vacancies; (7) considering and reviewing the qualifications of any nominations of director candidates validly made by stockholders; (8) reviewing the committee structure of the Board and recommending, on an annual basis, directors to serve as members of each committee; (9) establishing criteria for, overseeing the process for, and leading the annual performance self-evaluation of the Board and each committee; (10) reviewing any director resignation letter tendered in accordance with the Company’s Corporate Governance Guidelines, and evaluating and recommending to the Board whether such resignation should be accepted; and (11) overseeing the Company’s strategy on corporate social responsibility and sustainability, and developing related policies and procedures.

Charter. The NCGC is governed by the NCGC Charter, adopted by the Board. A copy of the Committee Charter can be found online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of the NCGC Charter, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107.

Audit Committee
Current Members*	Met six times in fiscal year 2019
Steven W. Krablin (Chair) Carey Chen Michael L. Molinini David M. Sagehorn
* At this time, Mr. Chen is expected to be appointed as Chair of the Audit Committee and Mr. Molinini will cease service on the Audit Committee effective as of the Annual Meeting.

2020 Proxy Statement	Chart Industries, Inc. - 9

Independence and Financial Expertise. Our Board has determined that each member of the Audit Committee satisfies the current independence standards of NASDAQ and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board has determined that each of Messrs. Chen, Krablin and Sagehorn qualifies as an Audit Committee “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee satisfy the NASDAQ financial knowledge and sophistication requirements. Our Board’s determination that Messrs. Chen, Krablin and Sagehorn qualify as Audit Committee “financial experts” does not reflect a determination that any other member of the Audit Committee does not so qualify.

Primary Responsibilities. The Audit Committee is responsible for, among other things: (1) appointing, retaining, compensating, evaluating and terminating our independent registered public accounting firm and approving in advance any audit or non-audit engagement or relationship between us and such auditor; (2) approving the overall scope of the audit; (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the independent registered public accounting firm’s performance, and our internal audit function and our compliance with legal and regulatory requirements; (4) annually reviewing the independent registered public accounting firm’s report describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or regulatory review of the independent registered public accounting firm; (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm; (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; (7) discussing with management the Company’s major risk exposures and processes to monitor and control those exposures, including risk assessment and risk management policies; (8) meeting separately, periodically, with management, internal auditors and the independent registered public accounting firm; (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response; (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm; (11) annually reviewing the adequacy of the Audit Committee’s written charter; (12) reviewing with management any legal matters that may have a material impact on us and our financial statements; (13) reviewing the operation of the internal audit function including the quality and adequacy of internal controls and significant reports to management; (14) reviewing and approving any transaction between the Company and any related person, in accordance with the Company’s Related Party Transaction Policies and Procedures; and (15) reporting regularly to the full Board.

Charter. The Audit Committee is governed by the Audit Committee Charter, adopted by the Board. A copy of the Committee Charter can be found online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107.

Compensation Committee
Current Members*	Met six times in fiscal year 2019
W. Douglas Brown (Chair) Singleton B. McAllister Michael L. Molinini David M. Sagehorn Elizabeth G. Spomer

* Ms. McAllister was appointed to the Compensation Committee on November 20, 2019 in connection with her appointment to the Board. Ms. Spomer and Mr. Brown are retiring from the Board and will cease service on the Compensation Committee effective as of the 2020 Annual Meeting. At this time, Mr. Molinini is expected to be appointed as Chair of the Compensation Committee and Mr. Chen will be appointed to the Compensation Committee effective as of the Annual Meeting.

Independence. The Compensation Committee is composed entirely of directors who meet the independence requirements under the NASDAQ standards and the rules of the SEC.

Primary Responsibilities. The Compensation Committee is responsible for, among other things: (1) reviewing key employee compensation policies, plans and programs; (2) reviewing and approving the compensation of our chief executive officer and other executive officers; (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers; (4) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related

10 - Chart Industries, Inc.	2020 Proxy Statement

matters; (5) administration of stock plans and other incentive compensation plans; (6) overseeing compliance with any applicable compensation reporting requirements of the SEC; (7) approving the appointment and removal of trustees and investment managers for pension fund assets; (8) retaining consultants to advise the committee on executive compensation practices and policies; (9) establishing and periodically reviewing succession plans for our executive officers and others; (10) determining stock ownership guidelines for the CEO and other executive officers and monitoring compliance with such guidelines; and (11) handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

To further assist it in carrying out its responsibilities, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent, nationally recognized, compensation consulting firm, to assist in evaluating our executive compensation structure and expenses. The Compensation Committee may change its compensation consultant from time to time in its sole discretion. Prior to engaging Meridian to provide consulting services for 2020, the Compensation Committee considered Meridian’s representations demonstrating its independence under applicable NASDAQ standards and concluded Meridian was independent.

In 2019, Meridian’s duties and responsibilities included:

•	Providing information and advice relative to base salary, annual incentive compensation targets, and long-term incentive compensation award decisions for executive officers;

•	Providing information and advice on the selection of companies and groups of companies against which to benchmark executive compensation;

•	Providing information on compensation paid by peer companies and companies in broader industry groups to their executive officers;

•	Providing information and advice regarding market practices as to various executive compensation arrangements;

•

Evaluating the competitiveness of the total direct compensation of the Company’s executive officers and other executives and each of its individual components, including base salary, annual bonus and long-term incentive awards;

•	Advising the Compensation Committee on alternative structures, forms of compensation, performance measures and allocation considerations;

•	Providing information and advice about changes in executive compensation practices, trends and regulation; and

•	Providing information and advice on director compensation to the NCGC.

Charter. The Compensation Committee is governed by the Compensation Committee Charter, adopted by the Board. A copy of the Committee Charter can be found at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107.

Special Stock Plan Committee. In October 2012, the Board established the Special Stock Plan Committee of the Board. The Special Stock Plan Committee consists of two members: Ms. Evanko and Mr. Brown. Upon Mr. Brown’s retirement from the Board, Mr. Molinini is expected to be appointed to the Special Stock Plan Committee. The Special Stock Plan Committee was created to provide the Compensation Committee with the ability to delegate authority to grant a limited quantity of equity awards under our shareholder-approved Omnibus Equity Plans to key employees other than our executive officers and business group presidents. While the Special Stock Plan Committee generally acts by written consent without a meeting, in lieu of holding regularly scheduled meetings, the Compensation Committee receives an update on activity of the Special Stock Plan Committee at each meeting of the Compensation Committee. The Special Stock Plan Committee takes action as necessary to fulfill its purpose of allowing the Company to provide limited equity awards to employees under parameters preapproved by the Compensation Committee, without the time and expense incurred when the Compensation Committee approves individual awards.

2020 Proxy Statement	Chart Industries, Inc. - 11

Role of Executive Officers in Compensation Decisions

Our CEO makes compensation recommendations to the Compensation Committee, including recommendations of salary adjustments, if any, annual cash incentives, and long-term and short-term awards. The CEO’s recommendations are based on her annual review of the performance of the other executive officers and data provided by the compensation consultant concerning compensation practices among the Company’s peer and broader industry groups. The Compensation Committee considers the CEO’s recommendations when making executive compensation decisions, but the Committee retains full discretion to set all compensation for our executive officers.

CEO Succession Planning

Our Compensation Committee periodically reviews and is responsible for the management, oversight, and monitoring of our succession planning process. We believe that having a succession planning process in place is fundamental to a comprehensive program of good corporate governance.

Board Succession Planning and Selection and Nomination of Directors

New director nominees may be identified to the NCGC by professional search firms. Prospective director nominees are also identified through contacts of the members of the Board or members of senior management, or through recommendations of potential candidates by stockholders, employees, or others. Our newly appointed Director and nominee to the Board, Ms. McAllister, was identified to the NCGC by our CEO who serves on another public company board with Ms. McAllister. Once a prospective director nominee has been identified, the NCGC uses both the information provided to it, and information gathered through its own inquiries, to make an initial determination regarding the suitability and qualifications of the proposed candidate. In selecting new directors of the Company, consideration is given to individual director candidates’ personal qualities and abilities, the Board members’ collective skills and aptitudes for conducting oversight of the Company and management, and duties imposed by law and regulation. Important factors include:

•

Collectively, Board members will bring to the Company a broad range of complementary skills (such as an understanding of finance, manufacturing, operations, strategy and development, industrial gas, biomedical and energy markets, sales and marketing, and experience in public company governance and international business), educational and professional expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board;

•	Directors will have experience in policy-making levels of business and must have an aptitude for evaluating business matters and making practical and mature judgments;

•

Each director must, as determined by the Board, be qualified to perform duties of a director in accordance with the Delaware General Corporation Law as evidenced by the director’s experience, accomplishments, skills and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Company and its stockholders, without conflicts of interest; and

•

Ensuring that the Company complies with all legal and regulatory requirements concerning the independence and composition of the Audit, Nominations and Corporate Governance, Compensation, and any other committees of the Board, subject to any exemptions provided by the Listing Standards of the NASDAQ.

Directors must have time available to devote to Board activities, and the ability to work collegially with other Board members. In determining whether to recommend a director for re-election, the NCGC also considers a director’s past attendance at meetings and participation in and contribution to the activities of the Board. At all times, at least one member of the Board must meet the definition of “financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, and serve on the Company’s Audit Committee.

The NCGC considers all of the foregoing factors, among others, in identifying director candidates. The Company does not have a policy that requires us to consider the impact of any one factor by itself. In considering whether to

12 - Chart Industries, Inc.	2020 Proxy Statement

recommend any candidate, including candidates recommended by stockholders, the NCGC applies the factors set forth in our Corporate Governance Guidelines and the NCGC Charter, which provide that diversity should be considered in the director identification and nomination process. The Committee seeks nominees with a diversity of experience, professions, skills, gender, race, geographic representation and backgrounds that collectively will build a capable, responsive and effective Board that is prepared to address the Company’s strategic oversight and governance challenges. Although the NCGC does not assign specific weight to particular factors, any qualified nominee should have a core skill set that enables the nominee to serve the Company well as a director. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities.

The NCGC will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Company pursuant to the requirements described below in “Stockholder Communications with the Board.” Stockholder recommendations for director nominations will be forwarded to the NCGC for consideration, provided such recommendations are accompanied by sufficient information to permit the NCGC to evaluate the qualifications and experience of a nominee. See the “Stockholder Communications with the Board” section for more information about our advance notice requirements for stockholder nominations of director candidates.

Stockholder Communications with the Board

Stockholders may communicate concerns directly to the entire Board, or specifically to non-management directors of the Board. These communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Secretary, c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107. The status of outstanding concerns is reported on a quarterly basis to the Chairman.

Stockholder recommendations for director nominations will be forwarded to the NCGC to evaluate the qualifications and experience of the nominees. To be in proper written form, a stockholder’s notice proposing nominations of persons for election to the Board must set forth:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class, series and number of all shares of stock of the Company which are owned by the proposed nominee;

•	the name of each nominee holder of shares owned beneficially but not of record by the proposed nominee and the number of shares of stock held by each such nominee holder;

•

whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the proposed nominee with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of the proposed nominee, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, the proposed nominee or to increase the voting power or pecuniary or economic interest of the proposed nominee with respect to the stock of the Company;

•	the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated under the Exchange Act; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination is made:

•	the name and record address of such stockholder;

•	the class, series and number of all shares of stock of the Company which are owned by such stockholder and any beneficial owner;

2020 Proxy Statement	Chart Industries, Inc. - 13

•	the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder;

•

whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or such beneficial owner with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder or beneficial owner, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, such stockholder or beneficial owner or to increase the voting power or pecuniary or economic interest of such stockholder or beneficial owner with respect to the stock of the Company;

•

a description of all agreements, arrangements, or understandings between such stockholder and any beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination is made by such stockholder and any material interest of such stockholder or beneficial owner in such nomination, including any anticipated benefit to the stockholder or beneficial owner therefrom;

•

a representation that such stockholder will provide the Company in writing the information required above as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly announced;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•

any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.

In connection with the nomination of potential directors, the advance notice requirements described below are designed to ensure that all relevant information about proposed director nominees and the proponent of any director nominee is made available for consideration by stockholders, our Board, and the members of the NCGC.

Our By-Laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting or at such other time as specified in our By-Laws. Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. You can obtain a printed copy of our By-Laws, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107.

Code of Ethical Business Conduct and Officer Code of Ethics

The Board has adopted our Code of Ethical Business Conduct and our Officer Code of Ethics, each of which are available online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of these documents, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107.

To enhance employee awareness of our Code of Ethical Business Conduct, we conduct periodic ethics and compliance training for all of our employees to provide them with the knowledge necessary to maintain our high standards of ethics and compliance. In addition, we provide employees with the ability to leave reports, anonymously, on an Ethics hotline maintained by an unaffiliated third party, and those reports are provided to the Chairman of the Audit Committee, as well as members of management designated to serve as Ethics Representatives. Chart’s Ethics Representatives also assist in the administration of, and encourage adherence with, our Code of Ethical Business Conduct.

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Environmental and Sustainability Policy

As a responsible corporate citizen, Chart’s belief is that financial performance and responsibility for our environment, our employees and the global communities we touch are inextricably linked.

To progress towards our sustainability goals, Chart is committed to:

•	minimizing the adverse environmental impact of our products, our operations and our supply chain;

•	providing a safe working environment, learning opportunities and career growth for all our employees;

•	striving to communicate and incorporate sustainability initiatives throughout our supply chain;

•	educating, developing and empowering our employees, and thus enabling them to identify and adopt best practices that will enhance sustainability; and

•	maintaining our financial responsibility to our stockholders and employees while supporting our sustainability initiatives.

We have adopted an Environmental and Sustainability Policy, a Supplier Code of Conduct, and a Quality, Health, Safety and Environmental Policy, all of which are available online at www.chartindustries.com by clicking on the link for “About Chart” and then clicking on “Corporate Responsibility.” You also can obtain a printed copy of these documents, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107.

In support of these goals, we anticipate expanding our reporting on key Environmental, Social and Governance metrics that follow relevant standards, including those of the Sustainability Accounting Standards Board Foundation, such as: energy management, employee health and safety, remanufacturing design and services, diversity, ethics, customer requirements and community involvement.

2020 Proxy Statement	Chart Industries, Inc. - 15

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s By-Laws permit the Board of Directors to establish by resolution the authorized number of directors. In connection with the Board’s continual assessment of the size and operation of the Board, the Board determined to reduce the size of the Board from eight to six members effective as of the Annual Meeting and accordingly nominated six current directors who will be standing for election at the Annual Meeting. Accordingly, two of our existing non-employee directors, Mr. Brown and Ms. Spomer, have not been renominated and will retire from service on our Board at the Annual Meeting.

Each director elected at the Annual Meeting will serve a one-year term expiring at the 2021 Annual Meeting. The six director nominees have each indicated willingness to serve if elected. However, if any of the nominees should become unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee, unless instructions are given to the contrary.

	Corporate Governance Experience	International Experience	Finance Experience	Corporate Development/ Strategic Experience	Industry/ Operations Experience	Management Experience
Carey Chen	⬛	⬛	⬛	⬛	⬛	⬛
Jillian C. Evanko	⬛	⬛	⬛	⬛	⬛	⬛
Steven W. Krablin	⬛	⬛	⬛	⬛	⬛	⬛
Singleton B. McAllister	⬛	⬛		⬛		⬛
Michael L. Molinini	⬛	⬛	⬛	⬛	⬛	⬛
David M. Sagehorn	⬛	⬛	⬛	⬛		⬛

The information below provides each nominee’s name, age as of March 17, 2020, and existing position with the Company, as well as the skills, attributes and experience of the nominees that led the Board, and the NCGC, to determine it appropriate to nominate these directors for election.

✓	Our Board of Directors unanimously recommends a vote FOR the election of each of the following nominees for director:

16 - Chart Industries, Inc.	2020 Proxy Statement

Director Since: 2018 Committee Memberships: • Audit • Nominations and Corporate Governance

Carey Chen

Age: 47

Mr. Chen is currently Executive Chairman of the Board and President of Cincinnati Incorporated, a manufacturer of large industrial machine tools. Prior to joining Cincinnati Incorporated in January 2015, Mr. Chen served as Vice President of Hypertherm, Inc., a global provider of cutting products and solutions. During his eight year tenure at Hypertherm, Inc., Mr. Chen held various operating and corporate roles including Vice President & General Manager — Light Industrial Businesses, Chief Financial Officer and Chief Information Officer. Mr. Chen also currently serves as an independent director of Digital Alloys, Inc., since February 2017, as an independent director of Roberts Hawaii, Inc. since January 2019, as an independent director of Midwest Composite Technologies, LLC since October 2019, and is the Treasurer of the American Welding Society, since January 2015.

In light of our business and structure, the Board nominated Mr. Chen to serve on our Board of Directors for the following reasons. Mr. Chen offers significant strategic and financial experience, being the Executive Chairman and President of Cincinnati Incorporated and having served as the Chief Financial Officer of Hypertherm, Inc. Our Board has determined that Mr. Chen qualifies as a “financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. He has extensive experience in the manufacturing industry in which we are heavily involved. Mr. Chen also has international, corporate development, and operations experience, all of which are important to us. The Board believes that Mr. Chen’s experience will enhance the knowledge of the Board and provide useful insights to management.

Director Since: 2018 President, CEO, CFO and Treasurer

Jillian C. Evanko

Age: 42

Ms. Evanko was appointed Chief Executive Officer and President on June 12, 2018 and served as Chief Financial Officer from March 1, 2017 until January 14, 2019 and more recently, since August 2019, has also served as Chief Financial Officer and Treasurer. Ms. Evanko joined Chart on February 13, 2017 as Vice President of Finance. Prior to joining Chart, Ms. Evanko served as the Vice President and Chief Financial Officer of Truck-Lite Co., LLC, a manufacturer of lighting and specialty products for the truck and commercial vehicle industries, since October 2016, prior to which she held multiple executive positions at Dover Corporation, a diversified global manufacturer, and its subsidiaries, including the role of Vice President and Chief Financial Officer of Dover Fluids since January 2014. Prior to joining Dover in 2004, Ms. Evanko worked in valuation services at Arthur Andersen, LLP and also held audit and accounting roles for Honeywell and Sony Corporation of America. Ms. Evanko currently serves as an independent director of the Boards of Alliant Energy Corporation and its subsidiaries, Interstate Power and Light Company and Wisconsin Power and Light Company, where she has served since February 2019 and is a member of the Audit Committee and the Operations Committee of those companies’ Boards.

In light of our business and structure, the Board nominated Ms. Evanko to serve on our Board of Directors for the following reasons. As a result of her prior service with Dover Corporation, Ms. Evanko brings to the Board extensive experience in management and operations of a multinational, diversified business, with significant mergers & acquisitions experience. In her capacity as Chart’s CEO, President, CFO and Treasurer, she has gained valuable experience and familiarity with our day-to-day operations and the fundamental operations of our business, which enhances the knowledge of the Board.

2020 Proxy Statement	Chart Industries, Inc. - 17

Director Since: 2006 Chairman of the Board Committee Memberships: • Audit (Chair) • Nominations and Corporate Governance

Steven W. Krablin

Age: 69

Mr. Krablin has been a private investor since 2005. He served as President, Chief Executive Officer and Chairman of the Board of T-3 Energy Services, Inc. from March 2009 until the sale of T-3 in January 2011. T-3 was an oilfield services company that manufactured products used in the drilling, production and distribution of oil and gas. From January 1996 until his retirement in April 2005, Mr. Krablin served as Senior Vice President and Chief Financial Officer of National Oilwell, Inc., a manufacturer and distributor of oil and gas drilling equipment and related services and products. Mr. Krablin also serves as a director of Hornbeck Offshore Services, Inc. and Precision Drilling Corporation.

In light of our business and structure, the Board nominated Mr. Krablin to serve on our Board of Directors for the following reasons. Mr. Krablin offers significant strategic and financial experience, having served as a Chief Executive Officer, Chief Financial Officer, and a director of public companies. Our Board has determined that Mr. Krablin qualifies as a “financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. He has extensive experience in the energy and manufacturing industries in which we are heavily involved. Mr. Krablin also has international, corporate development, operations and sales and marketing experience, all of which are important to us. The Board believes that Mr. Krablin’s experience will enhance the knowledge of the Board and provide useful insights to management.

Director Since: 2019 Committee Memberships: • Compensation • Nominations and Corporate Governance

Singleton B. McAllister

Age: 67

Ms. McAllister is currently of counsel at Husch Blackwell, a law firm in Washington, DC, where she provides public policy, regulatory and government affairs counseling. Since 2001, Ms. McAllister has served as a director of Alliant Energy, a public utility holding company. Since 2018, Ms. McAllister has served as a director of Anterix Inc., a wireless communications company and a member of the proxy Board of Securitas Critical Infrastructure Services, Inc. Ms. McAllister was a director of United Rentals from 2004 to 2018.

In light of our business and structure, the Board nominated Ms. McAllister to serve on our Board of Directors for the following reasons. Ms. McAllister brings substantial legal, corporate governance and government relations experience to the Board. The Board believes that Ms. McAllister’s experience will enhance the knowledge of the Board and provide useful insights to management.

18 - Chart Industries, Inc.	2020 Proxy Statement

Director Since: 2017 Committee Memberships: • Audit • Compensation

Michael L. Molinini

Age: 69

Mr. Molinini served as Chief Executive Officer and President of Airgas, Inc. (“Airgas”) from August 2012 until May 23, 2016, and was Interim Chief Executive Officer from May 23, 2016 until June 30, 2016, when Airgas was acquired by Air Liquide. Before that time, from January 2005 until August 2012, Mr. Molinini served as Executive Vice President and Chief Operating Officer of Airgas. He was Airgas’s Senior Vice President of Hardgoods Operations from August 1999 until January 2005, and Vice President of the Airgas Direct Industrial Group from April 1997 until July 1999. Before joining Airgas, Mr. Molinini served as Vice President of Marketing at National Welders Supply Company, from 1991 until April 1997. Before joining National Welders, Mr. Molinini was with the Linde Division of Union Carbide Corporation for 19 years, where he held various operations, sales and management positions, including President of Linde Gases of the Southeast. Mr. Molinini also served as a director of Airgas from May 2012 until May 2016.

In light of our business and structure, the Board nominated Mr. Molinini to serve on our Board of Directors for the following reasons. Through his extensive experience in management and executive-level positions at Airgas and earlier at National Welders and Linde, Mr. Molinini has over 32 years of experience in the industrial, medical, and specialty gas industries. Mr. Molinini brings to our Board a deep understanding of the industrial gas and associated products and services industries. In addition to his deep understanding of several industries important to our Company, as a result of his experience serving as Chief Executive Officer, Chief Operating Officer, and director of a publicly traded company, he offers valuable perspectives on business leadership, finance and general management. The Board believes Mr. Molinini’s experience will enhance the knowledge of the Board and provide useful insights to management.

Director Since: 2019 Committee Memberships: • Audit • Compensation

David M. Sagehorn

Age: 56

Mr. Sagehorn has served as the Executive Vice President and Chief Financial Officer of Oshkosh Corporation, a global producer of specialty trucks, truck bodies, and access equipment used in the defense, construction, and services markets, since 2007, though Mr. Sagehorn has announced he will be retiring from Oshkosh in April 2020. Prior to his promotion to Executive Vice President and Chief Financial Officer of Oshkosh Corporation, Mr. Sagehorn served in various roles at Oshkosh, including as Director — Business Development, Vice President — Defense Finance, Vice President — McNeilus Finance, Vice President — Business Development and Vice President and Treasurer. He joined Oshkosh as Senior Manager — Mergers & Acquisitions, in 2000.

In light of our business and structure, the Board nominated Mr. Sagehorn to serve on our Board of Directors for the following reasons. Mr. Sagehorn has over 30 years of financial and strategic operations experience, including through substantial service in executive-level positions in the global manufacturing industry at Oshkosh Corporation. Our Board has determined that Mr. Sagehorn qualifies as a “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. As a multinational manufacturer, we benefit substantially from Mr. Sagehorn’s background in this area. In addition to his extensive financial experience, Mr. Sagehorn also has significant corporate development and strategic planning experience. The Board believes that Mr. Sagehorn’s experience will enhance the knowledge of the Board and provide useful insights to management.

2020 Proxy Statement	Chart Industries, Inc. - 19

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2020 Annual Meeting of Stockholders.

Compensation Committee

W. Douglas Brown, Chairman

Singleton B. McAllister

Michael L. Molinini

David M. Sagehorn

Elizabeth G. Spomer

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

20 - Chart Industries, Inc.	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS SUMMARY

Introduction

This Compensation Discussion and Analysis provides an overview of our business performance in 2019, highlights the key components and structure of our executive compensation program, discusses the principles underlying our compensation policies and procedures, and addresses other matters we believe explain and demonstrate our performance-based compensation philosophy. Since it describes our executive compensation program for 2019, this Compensation Discussion and Analysis does not address the impact of the coronavirus (or COVID-19) on the global economy, our business and financial results, or our executive compensation for 2020. The Compensation Committee will consider such impacts when reviewing our 2020 executive compensation program and may align 2020 executive compensation with the current economic environment. Those 2020 executive compensation program decisions will be described in our proxy statement for next year’s Annual Meeting.

The following five individuals are referred to throughout this Proxy Statement as our named executive officers (or “NEOs”):

2019 Named Executive Officers

Current Executive Officers	Position
Jillian C. Evanko	CEO, President, Chief Financial Officer and Treasurer
John C. Bishop	Chief Operating Officer
Herbert G. Hotchkiss	Vice President, General Counsel and Secretary
Gerald F. Vinci	Vice President, CHRO

Former Executive Officers
Jeffrey R. Lass	Former Chief Financial Officer

The Compensation Discussion and Analysis is comprised of the following:	Where it can be found:
1. Executive Summary.	Pg. 22
2. Review of 2019 Say On Pay Advisory Vote.	Pg. 26
3. Compensation Updates.	Pg. 27
4. Compensation Philosophy.	Pg. 27
5. Benchmarking Methodology.	Pg. 28
6. 2019 Compensation Decisions.	Pg. 28
7. Elements of Compensation.	Pg. 29
8. Other Compensation Policies.	Pg. 35

2020 Proxy Statement	Chart Industries, Inc. - 21

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Strategy and Leadership.

In 2019, we continued to build on our strategy to focus on our core cryogenic engineering and products for the industrial gas and energy spaces. In furtherance of this strategy, on July 1, 2019, we consummated the strategic acquisition of Harsco Corporation’s Air-X-Changers business (“AXC”). AXC is a leading supplier of custom engineered and manufactured air cooled heat exchangers (“ACHX”) for the natural gas compression and processing industry and refining and petrochemical industry in the United States. In connection with the AXC acquisition, we changed our reportable segments from three to four segments: Distribution & Storage Eastern Hemisphere (“D&S East”), Distribution & Storage Western Hemisphere (“D&S West”), Energy & Chemicals Cryogenics (“E&C Cryogenics”), and Energy & Chemicals FinFans (“E&C FinFans”).

Strategic additions to our management team have also positioned us for long-term growth and success. In addition to our existing management team of Ms. Evanko, our Chief Executive Officer (“CEO”), President, Chief Financial Officer and Treasurer, and Gerald F. Vinci, our Vice President, Chief Human Resources Officer (“CHRO”), who directed the Company through transformational changes over the last few years, we added two new critical members to the leadership team: John C. Bishop, our Chief Operating Officer (“COO”), who joined in August 2019 with over 17 years of experience in the global energy industry and Herbert G. Hotchkiss, Vice President, General Counsel & Secretary (“General Counsel”), who joined in March 2019. Ms. Evanko, Mr. Bishop, Mr. Hotchkiss and Mr. Vinci, their dedicated teams and the rest of the Chart organization, contributed to enhanced operating performance and the execution of a number of strategic initiatives in 2019, each as described below.

Fiscal 2019 Business Performance Highlights.

Operating Performance. The results of our strategic acquisitions, market and product expansions and cost-reduction initiatives were evidenced in our strong results in 2019. Specifically, sales in 2019 increased $214.8 million from $1,084.3 million to $1,299.1 million, or 19.8% (2.0% organically), with increases across all segments as compared to 2018, including double-digit increases in our D&S East, E&C Cryogenics and E&C FinFans segments. Gross profit in 2019 increased $40.9 million or 13.8% (1.4% organically) compared to 2018. Net income from continuing operations attributable to Chart was $46.4 million in 2019, compared to $53.6 million 2018, as a result of a number of restructuring activities and one-time costs in 2019 aimed at achieving cost-savings and efficiencies in 2020 and beyond.

Orders for 2019 were $1,412.9 million compared to $1,142.4 million for 2018, representing an increase of $270.5 million, or 23.7% (10.8% organically), and set multiple annual order records. Record backlog as of year-end 2019 of $762.3 million was up 34.2% from December 31, 2018 backlog of $568.2 million (32.2% organic increase) driven by strong fourth quarter 2019 orders.

Strategic Initiatives and Growth Objectives. Chart enters 2020 well positioned to capitalize on opportunities. Our objectives are to grow earnings, improve margins and enhance the scale and the diversity of our offerings. Management emphasizes strong cash flow growth and cash return on investment. In 2019, we continued to pursue our overall strategic plan:

•

Capitalizing on Favorable Market Trends. Trends influencing the future of our markets include increased regulation, population growth, a move to global cleaner energy, a shift to modular design in LNG facilities, pollution and increasing demand for industrial gases. We continue to take advantage of these trends through developing our patented IPSMR® technology, strong customer intimacy and our global manufacturing footprint which allows us to provide cost and price effective solutions to our customers.

•

Deliver Consistent, Profitable Organic Growth Through Strategic Initiatives. Our strategic initiatives include strengthening our core capabilities, investing in new products and providing the broadest product and solution offering for industrial gas and energy. Additionally, to execute most effectively, we continue to reduce costs

22 - Chart Industries, Inc.	2020 Proxy Statement

through cost-savings initiatives and capture additional market share. Our plan for executing on these initiatives includes expanding capabilities and end markets served, reducing cyclicality and developing after market servicing revenue. To further our investment in growth, we made $36.2 million in capital expenditures in 2019, including investment in a LNG fuel systems production line in Europe, and automation projects in our New Prague, Minnesota facility. We continue to invest in our automation, process improvement, and productivity activities across Chart, with anticipated capital expenditures for 2020 to be in the range of $35 to $40 million, including strategic capacity projects such as the LNG fuel systems production line in Europe, and productivity and automation projects across the business.

•

Acquisition of AXC. On July 1, 2019, we completed the acquisition of AXC. AXC is a leading supplier of custom-engineered and ACHX for the natural gas compression and processing industry and refining and petrochemical industry in the United States. The ACHX offered by AXC is used in conditioning natural gas during recovery, compression and transportation from underground reserves through major pipeline distribution channels. In addition to natural gas compression and processing, AXC’s products are also used in the turbine lube oil cooling, landfill gas compression and liquids cooling industries. AXC’s end markets include process industries, power generation and refineries. The acquisition of AXC reinforces our strategic focus on core cryogenic engineering and products for the industrial gas and energy spaces. We expect the acquisition of AXC to result in significant annual cost synergies. During our first six months of ownership, we have completed projects which will achieve over $20 million of cost synergies. Furthermore, we have identified another $9 million of target cost synergies, which we expect to be achieved in addition to the $20 million achieved in the first year.

•

Strategic Realignment of Segment Structure. Upon closing of our acquisition of AXC, effective July 1, 2019, we changed our reportable segments from three segments to four segments: D&S East, D&S West, E&C Cryogenics and E&C FinFans. AXC was combined with Chart’s Hudson Products and Cooler Service businesses from the prior E&C segment to create a new segment called E&C FinFans. The E&C FinFans segment is focused on our unique and broad product offering and capabilities in ACHX and fans. E&C Cryogenics supplies mission critical engineered equipment and systems used in the separation, liquefaction, and purification of hydrocarbon and industrial gases that span gas-to-liquid applications.

Fiscal 2019 Executive Compensation Highlights.

Pay for Performance. We are fully dedicated to aligning executive pay to Company performance. Compensation opportunities, particularly short- and long-term incentives, are determined at the beginning of each year. The amounts earned from our compensation program are largely driven by Company performance- financial results, strategic accomplishments and growth in shareholder value.

In order to further align compensation with performance, the Compensation Committee approved several design changes for 2019 equity awards:

•

Modified equity award mix for executives to increase the portion of performance-based awards, with PSUs representing 40% (versus 20% previously) and options now representing 30% of the total awards (versus 50% previously).

•

Adopted a new form of PSU agreement which includes an operating income metric (in addition to the existing absolute return on average capital (“ROIC”) measure), and included a formula to increase the target performance metrics to reflect revenue from large LNG projects, thereby more effectively linking the performance targets to industry and market conditions and eliminating the possibility of skewed results in the event of a one-time significant and unbudgeted large LNG project.

•	Likewise modified the operating income target under the 2019 STI award to increase the target performance metrics to reflect revenue from large LNG projects.

•

Added a double trigger change in control provision to all 2019 equity award agreements. This change was made to conform to the majority market practice and will apply to situations where a buyer assumes the Company’s outstanding awards; otherwise, the awards revert to a single trigger.

2020 Proxy Statement	Chart Industries, Inc. - 23

Consistent with the performance-based philosophy that is the basis of our compensation program, the Company’s 2019 financial performance directly impacted NEO compensation decisions and pay outcomes. The direct impact and alignment of compensation with Company performance is evidenced in part by the following:

•

Continued practice of market-based base salary increases for NEOs. Ms. Evanko’s base salary was increased in 2019, yet remains in a competitive range based on recent market analysis compiled by Meridian. The base salary for the other NEO, Mr. Vinci, was slightly higher in 2019 than 2018. Base salaries for both Ms. Evanko and Mr. Vinci represented a smaller portion of their total compensation opportunity than in 2018. This is a reflection of the Compensation Committee’s assessment of various quantitative and qualitative factors, including the Company’s overall financial performance.

•

Significantly increased performance targets on a year-over-year basis. The Compensation Committee evaluates and sets performance targets on a yearly basis, taking into account industry and market conditions. Each of the Company’s performance targets were significantly higher in 2019 compared to both 2018 goals and actual results. The following is a comparison of the three performance targets used in our compensation programs in both 2019 and 2018, as well as the actual results for such periods:

	2019 Target				2018 Target

Performance Metrics	Threshold	Target	Max	Actual	Threshold	Target	Max	Actual
Operating Income (for STI awards)	108.3	135.4	162.4	117.4	80.9	101.1	121.4	100.9
Working Capital as a % of Sales (for STI awards)	14.3	13.0	N/A	13.0	16.8	15.3	N/A	12.2
Return on Capital (for 3-year Performance Unit Awards beginning in 2019* and 2018)(1)	7.0%	9.0%	12.0%	N/A	4.0%	6.0%	9.0%	N/A

*	2019 achievement levels are before upward adjustments for large LNG projects.

(1)	Beginning in 2019, PSUs also included operating income metrics.

•

Consistent with our at-risk equity compensation program, 2017 performance share unit (“PSU”) awards did not achieve the target performance level, and reduced payouts were made for this three-year performance period. PSU awards granted in 2017 for the three-year performance period 2017-2019 did not achieve the target performance levels for the Company’s average return on capital investment (ROIC). As a result, only 89.6% of these shares will vest for recipients of these PSU grants. The threshold, target and maximum ROIC performance metrics over this three-year period were 4.0%, 6.0% and 9.0%, respectively, with an actual average ROIC of 5.6% for this period.

Discretionary Awards. In light of the strategic and operational successes of Ms. Evanko and members of the management team, the Compensation Committee made discretionary bonus awards to the CEO, CHRO and GC in the amounts of $175,000, $50,000 and $50,000, respectively. This was in addition to the formula-based STI award of 78.4% of target, and was made to reflect several considerations, including, ongoing leadership of the organization, sharpened strategic directives, cost-savings measures, and similar positive feedback from shareholders and investors in this regard. Ms. Evanko and members of the management team led the Company in finalizing agreements with major customers (both existing and new), fast tracking cost synergies and consolidations of facilities and recent acquisitions, increasing visibility and communications to investors, completing a strategic financing and equity issuance, executing on margin expansion actions, and launching an Emerging Leaders Program, Engineering Fellows Program, substantive positive momentum in Environmental, Social and Governance matters and a program for community improvement that all portend positively for the future profitability and success of the Company. The amount of the discretionary bonuses were less than the amounts by which these NEOs’ STI payments were below STI target amounts.

We have not presented the relationship between Ms. Evanko’s target pay, pay reported in the Summary Compensation Table, and the pay actually realized by Ms. Evanko in 2019 in light of Ms. Evanko’s relatively short tenure in her role as CEO.

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Compensation Governance Practices. In addition to our emphasis on pay for performance, we design our executive compensation programs to incorporate best practices and strong corporate governance policies and procedures. We consider the risks associated with any particular program, design or compensation decision prior to implementation of same, and believe that these assessments result in long-term shareholder value. A representative sample of these compensation governance practices include:

What We Do	What We Don’t Do

Pay for Performance Focus

We heavily weight our compensation programs toward variable, “at risk” compensation in addition to performing regular reviews of market competitiveness and the relationship of compensation to financial performance.

No Guaranteed Pay We do not provide multi-year guarantees for compensation increases, including base pay, and do not guarantee annual bonuses.

Balanced Compensation

We structure compensation opportunities that are linked to both short- and long-term periods of time, while aligning compensation with several financial performance metrics that are critical to achievement of sustained growth and shareholder value creation.

No Repricing or Replacement of Stock Options We do not reprice or replace stock options without prior shareholder approval.

Double Trigger Provisions for Change in Control

We have change in control arrangements that do not provide for tax gross-ups, are limited to one to three times base pay and bonus and mainly provide for payments only upon a double (not single) trigger. We added double trigger change in control provisions in our equity award agreements for equity awards in 2019 and going forward.

No Payment of Dividends on Unvested Equity We do not pay dividend or dividend equivalents while executive RSUs are unvested.

Clawback Policy We maintain a broad clawback policy that applies to all recent annual or long-term incentive awards for named executive officers and certain other executives.	No Excessive Perks We do not pay excessive perks; our perks are modest, consisting solely of an automobile allowance.

Stock Ownership Policy We maintain stock ownership requirements for our officers and directors.	No Hedging or Pledging Our insider trading policy prohibits short sales, pledging and hedging transactions of our common stock by directors, officers and employees.

Independent Compensation Committee and Consultants

We utilize independent directors with significant experience and knowledge of the drivers of our long-term performance, coupled with independent compensation consultants, retained directly by the Committee, to provide input and recommendations on our executive compensation programs.

Good Board Governance Practices

We maintain a number of shareholder focused Board governance polices, including; (i) an independent Chairman who sets the direction of the Board and leads Board meetings, including regularly scheduled meetings of our independent directors, (ii) a majority voting policy for the election of directors in uncontested elections, and require an offer to resign by any incumbent director who does not receive more votes “for” election than “withheld”; and (iii) we have not adopted a shareholder rights plan and do not have a staggered Board. Furthermore, we have made great strides in increasing Board diversity, with diverse members currently consisting of one-half of the Board.

2020 Proxy Statement	Chart Industries, Inc. - 25

2019 Compensation Program Overview. Our compensation program seeks to align executive officer compensation with stockholder value creation by both tying compensation to the achievement of measurable financial and long-term strategic business performance objectives, and incentivizing executives’ multi-year retention. Consistent with market practices, a substantial portion of each NEO’s total compensation for 2019 was in the form of equity opportunities that include a mix of time-based and performance metrics, thereby strongly aligning executive compensation with stockholder interests. Overall, the value of executives’ 2019 long-term equity incentive (“LTI”) compensation largely depends on stockholder returns and business performance over time, and target LTI awards continue to comprise the largest portion of the CEO’s total compensation package.

As outlined below, in 2019 our NEOs received options, with value contingent on stock price performance; RSUs, with value contingent on continued employment and stock price performance; and performance units, with value contingent on a combination of the Company’s absolute return on average capital and achievement of operating income metrics. With the exception of base salary, the value of each component of the 2019 executive compensation program is at risk and tied to Company performance, stock price appreciation, or both.

2019 Executive Compensation Program

Component	Description	Fixed or Variable Based on Performance	Primary Value to Stockholder
BASE SALARY	Fixed pay reflecting internal role and competitiveness.	Fixed	Competitive compensation compared to market/retention.
SHORT-TERM INCENTIVE	Annual cash incentive compensation based on meeting pre-approved performance targets.	Variable/Performance-based. Earned only to the extent performance metrics are met.	Motivates executives to drive annual results that positively impact profitability and working capital.
LONG-TERM INCENTIVES
• Stock Options	Right to purchase shares at the closing price on the date of award after the vesting period.	Variable/Performance-based. Valuable to extent stock price increases from the grant date.	Aligns executive compensation with long-term stockholder value creation over, in most cases, a 4-year period.

• Performance Units	Stock awards that vest if Company meets pre-approved absolute return on average capital targets and operating income metrics.	Variable/Performance-based. Earned to the extent performance metrics are met.	Aligns executive compensation with stockholder value creation over a 3-year period.

• Restricted Share Units	Stock awards that vest ratably (except in the case of retention or inducement awards) based on continuous service over a 3-year period.	Variable/Performance-based. Value dependent on the value of stock at the time of vesting.	Aligns executive compensation with stockholder value creation over a 3-year period, plus an embedded retention feature associated with vesting over a 3-year period.

Review of 2019 Say on Pay Advisory Vote

At our 2019 Annual Meeting, our stockholders had the opportunity to provide an advisory vote on the compensation paid to our executive officers, known as a “say on pay” vote. Approximately 96% of the total shares represented at the 2019 Annual Meeting were cast in favor of the compensation provided to our executive officers. As a result of previous “say on pay” results, the Company enhanced its outreach to shareholders by contacting several of its institutional shareholders . These efforts have yielded robust and valuable feedback, much of which, including the desire for increased information and transparency related to the pay-for-performance aspects of our executive compensation is incorporated in this Proxy Statement.

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Compensation Updates

While there were no material changes to the structure of our compensation program in 2019, as noted above, in the section “Executive Summary — Fiscal 2019 Executive Compensation Highlights — Pay for Performance”, on page 23, we implemented a number of significant changes to our compensation program, including adding double trigger change in control provisions to all 2019 equity awards, modifying the equity award mix to be more heavily weighted toward performance-based awards, and adding additional performance metrics to our form of PSU agreement. Furthermore, as described above under “Executive Summary — Strategy and Leadership”, on page 22, the Company’s leadership transition did result in several notable individual updates to executive compensation. These changes are described briefly below and reflected throughout this Compensation Discussion and Analysis.

•

The Company entered into an Employment Agreement with Mr. Hotchkiss when he joined the Company as our Vice President, General Counsel and Secretary on March 5, 2019. As an initial inducement to join the Company, Mr. Hotchkiss received a one-time signing bonus of $150,000, and an equity incentive award comprised of 68% options and 32% RSUs (both on March 5, 2019).

•

The Company entered into an Employment Agreement with Mr. Bishop when he joined the Company as our COO on August 21, 2019. As an initial inducement to join the Company, Mr. Bishop received a one-time inducement payment of $1,000,000, payable on February 14, 2020, and an equity incentive award comprised of 50% options and 50% RSUs (both on August 21, 2019). The RSUs vested on January 2, 2020 and are subject to a clawback if Mr. Bishop voluntarily leaves the Company prior to the two year anniversary of the start of his employment.

•

In August 2019, the Company and Mr. Lass entered into a Mutual Agreement of Separation and Release in connection with his departure from the Company. Mr. Lass received the compensation and benefits described under “Lass Separation Agreement” on page 43.

Each of the current executive officers’ Employment Agreements referenced above, as well as the former executive officer described in our Summary Compensation Table, is consistent with the terms described in the section beginning on page 42. To learn more about how the Committee set the NEO compensation described above, see “Compensation Philosophy” below and “2019 Compensation Decisions” on page 28.

Compensation Philosophy

Our philosophy and strategy is to provide performance-based, market-driven compensation to attract and retain the talent needed to implement and achieve the Company’s operational and financial goals. Our program is designed to align the interests of our NEOs with the interests of stockholders by promoting executive accountability and rewarding performance that advances our short- and long-term success. A significant portion of each of the NEOs’ total compensation is tied to the achievement of key quantitative financial performance measures, such as combined business unit operating performance (in the case of our short-term cash incentive compensation), and absolute long-term stock price appreciation, return on investment and operating performance (in the case of our LTI awards).

While compensation will vary relative to the achievement of objective financial performance metrics, the Compensation Committee also considers various subjective factors when setting executive compensation, including the individual’s role, responsibilities, performance, skills, experience and contributions to the Company and stockholder value. We believe consideration of such subjective factors is necessary to ensure we are providing competitive, market-driven compensation, which is critical to attracting and retaining a high performing workforce.

As described in more detail in “Benchmarking Methodology” below, the Compensation Committee evaluates each NEO’s target total compensation, and each individual component of NEO compensation, relative to market data from executives in similar positions from similarly sized companies (based on revenue), which operate in similar industries. This allows the Compensation Committee to assess whether our executives’ compensation is competitive with median and appropriately aligned with our performance relative to market counterparts.

The Compensation Committee is responsible for overseeing the structural design and administration of our executive compensation program. The Compensation Committee believes that our program, while performance-based, is also appropriately structured to mitigate the undertaking of undue risks. Our program is structured so

2020 Proxy Statement	Chart Industries, Inc. - 27

that the cash incentive component is the shorter-term component of a total compensation package that is balanced by longer-term equity components. The Compensation Committee retains discretion to adjust short-term cash incentive compensation in the event of an unanticipated or unearned outcome, which ensures that the Compensation Committee maintains appropriate control over our shorter-term performance-based compensation. Our long-term equity compensation is comprised of several different types of awards that are designed to align the interests of our executives with the long-term interests of our stockholders and the overall success of our Company, while providing sufficient retention benefits for our NEOs in times of market volatility. The Compensation Committee believes that granting different types of equity awards works to limit potential risks associated with the concentration of awards of any one particular type. The Compensation Committee also retains discretion to make adjustments in calculating Company performance under our performance-based equity awards, in particular under our PSU awards. In general, under our PSU awards, the Compensation Committee may make adjustments for extraordinary, unusual or non-recurring events affecting the Company or a peer group company’s performance, to ensure that the performance-based equity awards are functioning appropriately to motivate and reward long-term growth and stockholder value. In addition, the Compensation Committee maintains a clawback policy, which allows recoupment of incentive awards if our financial results are not properly reported and must be restated. For more information about our clawback policy, see the discussion on page 36.

Benchmarking Methodology

Our executive compensation is periodically benchmarked to be competitive with median based on the market data from a comparator group of companies. The Compensation Committee uses benchmarking to assess the competitiveness of our executives’ compensation relative to counterparts in similar companies and to evaluate the appropriateness of our compensation philosophy and strategy. However, benchmarking is not the sole factor considered when the Compensation Committee sets compensation. The Compensation Committee’s final decisions on compensation take into consideration various other factors, including a mix of subjective factors, as described above. In consultation with Meridian, the Compensation Committee used the following methodology to develop our comparator group:

•

Participation in the 2015 Equilar Executive Compensation Survey database (while the Company did not update its Executive Compensation Study, the data used for purposes of reviewing peer group and competitors remains directionally appropriate); and

•	Generally revenue between $500 million and $3 billion, with median revenues of $1.6 billion.

Individual specific compensation studies are completed by Meridian at the request of the Compensation Committee. For example, in 2018, specific peer reviews were conducted by Meridian for the CEO, General Counsel and CHRO roles and again in 2019 for the CEO.

Chart competes for talent in a cross-section of sectors, industries and regions. Accordingly, our “Compensation Peer Group” reflects companies from a cross-section of sectors, industries and regions. The Compensation Peer Group is predominantly comprised of industrial and manufacturing companies, but also contains some commercial and service firms as well. Specifically excluded from this process are industries with unique or non-comparable pay practices believed to be distinctly different from the industries that Chart operates in, such as banking and financial services. See Appendix A for the complete list of the companies comprising our Compensation Peer Group. The yearly selection of a comparator group is intended to ensure that the data used for benchmarking executive compensation remains robust and flexible, so as to provide relevant, meaningful data as the Company and its market counterparts continue to grow and change. To account for our size relative to the comparator group, the comparator group data is regressed to provide data points indicative of a company with similar revenues to Chart.

Data from the Compensation Peer Group, along with broader market compensation surveys, aided the Committee in determining appropriate base salaries, short- and long-term incentives, and executive target total compensation.

2019 Compensation Decisions

Overall, the Company’s performance-based, market-driven philosophy continued to drive our executive compensation decisions in 2019. As part of its annual process for determining executive compensation, in

28 - Chart Industries, Inc.	2020 Proxy Statement

consultation with Meridian, the Committee evaluated and approved each component of our NEOs’ total target compensation (base salary, annual short-term incentive cash target opportunity and LTI target value). The Committee reviewed and considered Compensation Peer Group data presented at the 25th, median, and 75th percentiles for target total compensation as well as each component of compensation.

In addition to market data, the Committee took into consideration various objective and subjective performance factors, including Company performance, combined business unit operating performance, stockholder value, each individual’s responsibilities, skills, experience and contributions to the Company when determining executive compensation (see discussion under “Compensation Philosophy”). The Committee also considered the recommendations and input of our CEO when establishing target compensation for our other executives (see discussion under “Corporate Governance and Related Matters — Role of Executive Officers in Compensation Decisions”). In analyzing the compensation structure in 2019 and setting compensation for 2019, the Committee also considered:

•	the experience of its members;

•	prevailing economic conditions and the historical success of the compensation structure in achieving the objectives of our compensation programs;

•

the advantages and disadvantages of our performance-based compensation philosophy and whether that philosophy encourages executive officers to take undue risk in order to meet compensation targets; and

•	the input of Meridian, including, with respect to the 2019 LTI program, a study prepared by Meridian on long-term incentive and change in control practices.

As a result of the Committee evaluating compensation based on the criteria described above, total target compensation for our NEOs may in certain circumstances be above or below the median reference point provided in the market data for our Compensation Peer Group.

For further discussion of the Committee’s engagement of Meridian, see “Corporate Governance and Related Matters — Information Regarding Meetings and Committees of the Board of Directors — Compensation Committee” above.

Elements of Compensation

In line with our compensation philosophy, the Committee has designed our compensation program to align executive compensation with stockholder value creation by tying compensation to the achievement of measurable long-term business performance goals and incentivizing executives’ multi-year retention. The Committee determined the appropriate mix and level of short- and long-term incentive compensation using the methodology described above in “2019 Compensation Decisions.” The chart below shows the overall mix of our continuing NEOs 2019 target compensation, which is the sum of base salary, short-term annual cash incentive bonus (at target), and long-term incentives (at target).

2019 NEO Target Pay Mix*

*

Target pay mix is shown as a percentage of each NEO’s target total compensation. This chart is not intended to replace the more detailed compensation information provided in the Summary Compensation Table and throughout the Compensation Discussion and Analysis.

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Base Salary. Base salary is a component of fixed compensation that is reviewed annually and adjusted if and when appropriate. Our NEOs’ base salaries are assessed by the Committee generally before or during the early part of the fiscal year for which the base salary will be effective. The Committee is responsible for setting the base salary of the CEO, and the Committee has sole discretion regarding approval or adjustment of any recommendation provided by the CEO with respect to any salary increase given to the other NEOs. In assessing our CEO’s base salary for 2019, as described in “Compensation Decisions” above, the Committee considered a blend of objective and subjective factors. The objective factors considered by the Committee included Company performance and the competitiveness of the CEO’s salary relative to a competitive range of base salaries, as established using market data from our Compensation Peer Group. The subjective factors considered by the Committee included: the CEO’s experience; her contributions to Chart’s financial performance; and, her leadership, effort, and responsibilities in determining and executing Chart’s short- and long-term strategic goals. Base salary decisions with respect to our other NEOs were approved by the Committee upon recommendation of the CEO. In making her recommendations to the Committee, the CEO, Ms. Evanko, considered a similar mix of objective and subjective factors, including: Company financial performance; the competitiveness of each executive’s compensation relative to a competitive range of base salaries, as established using the market data from our Compensation Peer Group; and each executive’s individual experience, responsibilities, and contributions.

Our NEOs’ current 2019 and 2018 base salaries are listed below. With respect to the continuing NEOs, the Committee increased the base salaries of Ms. Evanko from $750,000 to $850,000 and Mr. Vinci from $324,450 to $351,000 based on market data and performance in executing our operational and strategic initiatives, and also in light of the Committee’s evaluation of the various subjective factors described above. Based on market data from our Compensation Peer Group, the Committee also considered a range of base salaries competitive with median for each NEO. NEO base salaries may vary above or below median based on the subjective, executive-specific factors the Committee took into consideration when determining to make adjustments to base salary in previous years.

2019 Named Executive Officers

Current Executive Officers	Position	2019 Annualized Salary(1)	2018 Annualized Salary
Jillian C. Evanko	CEO, President, Chief Financial Officer and Treasurer	850,000	750,000
John C. Bishop	Chief Operating Officer	450,000	—
Herbert G. Hotchkiss	Vice President, General Counsel and Secretary	350,000	—
Gerald F. Vinci	Vice President, CHRO	351,000	324,450

Former Executive Officers
Jeffrey R. Lass	Former Chief Financial Officer	410,000	—

(1)	Effective as of the close of business on August 28, 2019, Mr. Lass resigned pursuant to a mutually desired management transition and he was succeeded as CFO by Ms. Evanko.

With respect to 2020 salary levels, the Committee increased the base salaries of Ms. Evanko from $850,000 to $950,000, Mr. Hotchkiss from $350,000 to $386,750, and Mr. Vinci from $351,000 to $386,802 based on market data and performance in executing on the Company’s operational and strategic initiatives.

Short-Term Annual Cash Incentive Award. Short-term annual incentive awards are earned and payable pursuant to the Chart Industries, Inc. Cash Incentive Plan (the “Cash Incentive Plan”). The Cash Incentive Plan is further described on page 43. Consistent with our performance-based compensation philosophy, short-term incentive compensation is a key component of the NEOs’ total compensation package. Depending on the extent to which we achieve our annual financial and strategic performance goals, the NEOs’ annual cash incentive awards can represent a significant portion of each executives’ total compensation.

30 - Chart Industries, Inc.	2020 Proxy Statement

2019 STI Program. With regard to our short-term annual cash incentive program for 2019 NEO compensation (“2019 STI Program”), consistent with the Committee’s process in previous years, at the beginning of 2019, the Committee set each executive’s target incentive bonus opportunity, expressed as a percentage of base salary (the “Base Target”).

In determining actual payouts to NEO’s for 2019, as in prior years, the Committee determined 2019 consolidated operating income performance under a bonus pool funding program (the “Bonus Pool”), and then applied financial and strategic operating performance metrics consistent with performance metrics established under the Cash Incentive Plan applicable to other Plan participants. The Committee used the same metrics in 2019 as in 2018 with consolidated operating income and working capital remaining the financial performance metrics, and the Committee also utilized Strategic and Operational Excellence goals (“SOEG”). The addition of the SOEG metrics in 2019 and 2018 is intended to motivate individuals to drive annual results that align with the Company’s strategic operational goals, and it allows the Committee to reward employees for certain qualitative factors that contributed to the achievement of our strategic business goals.

The 2019 STI Program continued the prior year’s practice of threshold performance level payouts under the financial performance metrics at 50%, and payouts at maximum performance levels are 165% of target. The working capital metric has performance levels at threshold and target. Finally, maximum performance under the operating income metric remains at 200% and no STI award is paid if threshold performance is not achieved and there is no STI payout for achievement of the SOEG metric unless threshold performance levels for operating income are met. The 2019 STI financial and SOEG performance metrics, the weight of each metric, the threshold, target and maximum performance levels, as well as the payout at each level are listed in the table below:

Financial Performance Metrics	Threshold (50%)	Target (100%)	Maximum (200%)
Operating Income, as adjusted (weight 65%)	$108.3 million	$135.4 million	$162.4 million
Working Capital (weight 15%)	14.3%	13%	N/A

Strategic Performance Metric	Threshold (0%)	Target (100%)	Maximum
SOEG (weight 20%)	Did not meet expectations	Met or exceeded expectations	N/A

Financial Performance Metrics. The working capital component of our financial performance metrics measures the Company’s net working capital use-efficiency determined relative to the Company’s rolling average sales. Working capital has performance levels at threshold and target. The Committee set rigorous financial performance levels for the Company in 2019, with threshold performance targets set at a midpoint of what the Company considered acceptable performance when the targets were set.

Beginning in 2020, and to more closely align NEO compensation with those measurements that the Committee believes best reflect the performance of the Company’s business and operations, the Committee has determined to replace the working capital metric with a consolidated free cash flow metric. For 2020, we presently have established that the new consolidated free cash flow metric will represent 25% of the STI weight, and the operating income metric will represent 55% of the STI weight.

Strategic and Operational Performance Metrics. Performance under the SOEG metric is related to each employee’s scope of responsibility and the Company’s strategic business objectives related to that scope. Our SOEG metrics are largely derived from the Company’s annual strategic plan and are based on the short-term performance goals that our Board and management believe drive long-term shareholder value; for example, delivering on the financial plan, implementation of a robust talent development and succession planning process, improvement of operational efficiencies, achieving synergies and efficiencies associated with recently consummated acquisitions, pragmatic risk management, and continued development of a diversified product portfolio. The Committee established our CEO’s SOEG metric, and the CEO recommended, and the Committee approved, the SOEG metrics for each of the other NEOs. SOEG metrics are intended to be challenging based on the Company’s anticipated growth opportunities and our strategic and operational goals for the coming year. SOEG metrics may be both qualitative and quantitative, and may vary for each NEO, depending on his or her role and responsibilities.

2020 Proxy Statement	Chart Industries, Inc. - 31

2019 STI Program Results. In determining annual incentive awards for 2019, the Committee determined the extent of our performance under the Bonus Pool operating income and working capital performance metrics; and, using its negative discretion under the Cash Incentive Plan, whether and to what extent each of the financial and SOEG performance metrics were satisfied for 2019. As described above, the Committee then adjusted upward the operating income metric to reflect large LNG projects during the year. Large LNG projects are those greater than a specified millions tonnes per annum threshold. The Committee then determined for each NEO employed as of the date of payment of the bonus on February 14, 2020, the actual STI award to which each executive was entitled.

The Committee considered our actual performance against the financial performance targets set by the Committee and the Board for 2019, noted in the table above. The Committee adjusted actual results to exclude unusual items in accordance with the terms of the Cash Incentive Plan, which allows for adjustments for the following events that may occur during the performance period, including: (i) asset gains or losses; (ii) litigation, claims, judgments or settlements; (iii) accruals for reorganization and restructuring programs; and, (iv) any extraordinary, unusual, non-recurring or non-cash items. The adjusted results for our 2019 financial performance metrics were as follows:

Financial Performance Metrics	Actual Result	% of Target Achieved
Operating Income, as adjusted (weight 65%)	$117.4 million	66.8%
Working Capital (weight 15%)	13%	100%

When determining the amount payable to non-director NEOs for achievement of SOEG goals, the Committee considers individual performance relative to his or her personal SOEG metric, and the recommendation of the CEO. The CEO’s SOEG performance is determined by the Committee and the independent members of the Board based on their assessment of the CEO’s performance relative to the CEO’s SOEG goal. Each continuing NEO was determined to have achieved target performance, or 100 percent, on their SOEG goals. As a result, Ms. Evanko received a total 2019 STI payout of 78.4 percent of her Base Target. Messrs. Hotchkiss and Vinci’s STI payment also consisted of 78.4 percent of their Base Target. Mr. Lass was not eligible for payouts under the STI program given his departure from the Company, and Mr. Bishop was not eligible for a STI award given his mid-year arrival at the Company. The following table summarizes the total STI payout opportunities available to each continuing NEO upon satisfaction of threshold, target, and maximum performance levels, as well as the actual STI payments each NEO received for fiscal 2019.

	Annual Incentive Threshold(1)		Annual Incentive Target		Annual Incentive Maximum		Actual 2019 Annual Incentive Payout

	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)
Jillian C. Evanko	0%	—	100%	$850,000	165%	$1,402,500	78.4%	$666,641
Herbert G. Hotchkiss	0%	—	70%	$245,000	116%	$404,250	54.9%	$192,149
Gerald F. Vinci	0%	—	70%	$245,700	116%	405,405	54.9%	192,698

(1)

No payout is made for performance below threshold performance levels. Awards are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum performance levels.

As discussed in “Fiscal 2019 Executive Compensation Highlights — Discretionary Awards” above, in addition to the STI payouts described above, the Compensation Committee made discretionary awards to Ms. Evanko, Mr. Hotchkiss, and Mr. Vinci in the amounts of $175,000, $50,000 and $50,000, respectively, in light of their leadership and other unique circumstances described therein. If aggregating discretionary awards with STI payouts, payments as a percent of STI target would be 99.0%, 99.8% and 98.8%, respectively.

For fiscal 2020, the Committee has increased the annual incentive target for Ms. Evanko to 110% reflecting market compensation trends. Mr. Bishop’s, Mr. Vinci’s and Mr. Hotchkiss’ annual incentive target for 2020 remains unchanged.

32 - Chart Industries, Inc.	2020 Proxy Statement

Long-Term Equity Incentive Compensation. The third primary component of Chart’s executive compensation program is long-term equity incentive (LTI) awards. Equity-based compensation is an important component of our overall compensation strategy. The Committee uses LTI compensation to attract and retain talent, and to align the interests of our executives with the interests of our stockholders. LTI awards are designed to motivate NEOs to assist the Company both in achieving a high level of long-term performance and in creating stockholder value, while also discouraging the undertaking of undue short-term risks.

The Committee monitors and evaluates the performance of LTI awards against the Committee’s overall compensation philosophy, and to determine whether LTI awards are effectively serving Chart’s long-term compensation goals and aligning NEO compensation with stockholder interests.

In 2019 our continuing NEOs received LTI awards comprised of a mix of stock options, RSUs and PSUs. Consistent with its goal of providing competitive market-based compensation, the Company’s target total compensation mix approximates median in the overall blend of LTI and short-term cash compensation. The Committee made awards with target LTI compensation levels approximating percentages of each continuing NEO’s base salary as follows:

	2019 Annualized Base Salary($)(1)	Target LTI Value as % of Base Salary		Target LTI Value($)
Jillian C. Evanko	$850,000	300	%(2)	$2,550,000
John C. Bishop	$450,000	125	%(3)	$562,500
Herbert G. Hotchkiss	$350,000	100%		$350,000
Gerald F. Vinci	$351,000	100%		$351,000

(1)

Annualized Base Salary is calculated based on the base salary for the executive as of the end of the 2019 fiscal year. For the actual base salary earned by the executive for 2019, please see “2019 Summary Compensation Table” on page 37.

(2)	For fiscal 2020, in connection with market trends, the Committee has revised Ms. Evanko’s target LTI value as a percentage of base salary to 316%.

(3)	The target LTI value for Mr. Bishop represents his ongoing target value and excludes his inducement RSU and option awards in 2019.

Consistent with the process described in “Compensation Decisions” above, the Committee considered a mix of objective and subjective performance factors to determine the overall mix and target value of 2019 LTI compensation for our NEOs. The Committee considered input from Meridian, prevailing valuation methodologies, the expected value of the respective awards at varying grant levels, the competitiveness of each executive’s long-term compensation package at varying grant levels relative to market data from our Compensation Peer Group, the impact of changes in the stock price, stockholder value, and individuals’ responsibilities, skills, pay history, experience and contributions to the Company.

With the exception of Mr. Bishop who received inducement grants in connection with his joining the Company in August 2019, the target long-term incentive mix for NEOs in 2019 was 30% options, 30% RSUs and 40% PSUs. As discussed in Fiscal 2019 Executive Compensation Highlights — Pay for Performance above, this revised mix increased the portion of performance based awards compared to the prior year. This mix of awards going forward will also be used for fiscal 2020.

The following paragraphs further describe the LTI compensation awarded to our executive officers under the Omnibus Equity Plan in 2019.

Stock Options. Stock option awards are made annually at the discretion of the Committee. Our options generally vest ratably over a four-year period and expire ten years from the grant date, unless in either case the Committee determines otherwise. Continued service of the executive is required during the vesting period, except in the case of death, disability or retirement.

2020 Proxy Statement	Chart Industries, Inc. - 33

In our 2019 fiscal year, on January 2, 2019, we awarded the following number of non-qualified stock options to our then-current NEOs at an exercise price of $65.95 per share: (i) Ms. Evanko, 24,390 and (ii) Mr. Vinci, 3,350. On February 1, 2019, we awarded the following number of non-qualified stock options to Mr. Lass at an exercise price of $75.11: 5,880. Mr. Lass’ grants were forfeited upon his departure from the Company. On March 5, 2019 we awarded the following number of non-qualified stock options to Mr. Hotchkiss at an exercise price of $87.29: 5,290. On August 21, 2019, in connection with joining the Company, we awarded the following number of non-qualified stock options to Mr. Bishop at an exercise price of $63.07: 32,770.

For a description of grant date fair values related to stock options granted to our NEOs in 2019, and related valuation assumptions, see note 4 to the 2019 Summary Compensation Table. The exercise price of each award is the closing share price of our Common Stock on the date the options were granted.

Performance Share Units. PSU awards are granted at the discretion of the Committee and vest based on the attainment of objective, predefined financial performance goals over a three-year performance period. For each performance period the Committee establishes threshold, target, and maximum performance levels, together with corresponding payout amounts. Awards at the end of the three-year performance period are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum performance levels. Each earned performance unit represents the right to receive one share of our Common Stock.

For the 2019 fiscal year, on January 2, 2019 , we granted the following number of performance units to our then-current NEOs (reflecting performance at 100% target): (i) Ms. Evanko, 15,460 and (ii) Mr. Vinci, 2,120. On February 1, 2019, we granted the following number of performance units to Mr. Lass: 3,720. Mr. Lass’ unvested PSU awards were forfeited when he departed from the Company. On March 5, 2019, in connection with his joining the Company, we granted the following number of performance units to Mr. Hotchkiss: 3,350.

PSU awards are an important component of our long-term equity incentive awards because their value is not based on stock price alone. The 2019 PSU awards vest based on the achievement of ROIC and operating income targets (each weighted at 50%) over the three-year performance period. The Committee believes ROIC is an effective incentive to promote stockholder value creation while providing meaningful incentives to our executives for achievement of good financial performance.

The PSUs granted in 2019 may be earned in a range between 50%, 100% and 200% of the number of target performance units granted to each NEO, based on whether our performance meets the minimum performance threshold, meets the 100% target, or meets or exceeds the maximum target level for the performance period, respectively. The threshold, target and maximum ROIC performance metrics for the 2019 performance period were 7.0%, 9.0% and 12.0%, respectively, with upward adjustments by formula to increase the target performance metrics to reflect revenue from large LNG projects. Operating income is calculated based on the sum of the last twelve months of total sales less cost of sales and operating expenses (and excluding certain nonrecurring items). As with ROIC metrics, upward adjustments to the target will be made for large LNG projects. The performance targets with respect to the operating income measure were set at levels that were believed to represent, when they were set, significant performance that would involve some difficulty at the threshold level, substantially increased difficulty at the target level and significant difficulty at the maximum level, and, in each case, were higher than the comparative STI targets.

For a description of the grant date fair values related to performance units granted to our executive officers in 2019, as well as related valuation assumptions, see the 2019 Summary Compensation Table and note 3 to that table.

Restricted Share Units. Each RSU represents the right to receive one share of our Common Stock. RSU awards generally vest ratably, based on the continued service of the executive, over three years, beginning on the first year anniversary of the grant date. RSUs were granted in 2019 to provide a meaningful retention feature in our long-term incentive program that, as discussed above, has during prior periods of depressed stock performance primarily driven by cyclical industry conditions, not provided the intended retention value.

34 - Chart Industries, Inc.	2020 Proxy Statement

For the 2019 fiscal year, on January 2, 2019, the Committee approved grants of the following number of RSUs to our then-current NEOs: (i) Ms. Evanko, 11,590; and (ii) Mr. Vinci, 1,590. On February 1, 2019, the Committee approved grants of the following number of RSUs to Mr. Lass: 2,790. Mr. Lass’ unvested RSU awards were forfeited when he departed from the Company. On March, 5, 2019, the Committee approved grants of the following number of RSUs to Mr. Hotchkiss: 2,510. On August 21, 2019, in connection with joining the Company, the Committee approved an inducement grant of the following number of RSUs to Mr. Bishop: 15,580. Mr. Bishop’s grant vested in January 2020, but is subject to forfeiture if he voluntarily departs from the Company prior to the second anniversary of his employment.

Deferred Compensation. The Company maintains the Chart Industries, Inc. Voluntary Deferred Income Plan (the “Deferred Income Plan”), which is intended to make our retirement plan benefits competitive relative to peers. The Deferred Income Plan provides benefits to certain of our management and highly compensated employees, including our NEOs, not otherwise available under our tax-qualified 401(k) Investment and Savings Plan (the “Savings Plan”) due to statutory limitations. Pursuant to the Deferred Income Plan, participants may defer up to 100% of base salary and annual bonus, and all participant deferrals are fully vested automatically. In addition, we make profit-sharing contributions and provide matching on the amounts deferred. Profit-sharing contributions and matching amounts made prior to January 1, 2020 are vested fully after five years of service by the participant. On and after January 1, 2020, such amounts shall vest in accordance with the Savings Plan vesting schedule for profit-sharing contributions and matching contributions.

In 2019, the Deferred Income Plan resulted in the following Company matching and profit sharing contributions for certain of our NEOs: (i) Ms. Evanko, $158,123; (ii) Mr. Hotchkiss, $13,621 and (iii) Mr. Vinci, $34,807. Based on elections made by our executive officers for 2020 and the above described program changes, we expect that the Deferred Income Plan will result in the following Company matching and profit sharing contributions for our executive officers for 2020: (i) Ms. Evanko, $39,949; (ii) Mr. Bishop, $34,950; (iii) Mr. Hotchkiss, $8,817; and (iv) Mr. Vinci, $8,835. The amounts that we contribute to the Deferred Income Plan on behalf of the executive officers are equal to the amounts that would have been contributed to the executive officers’ accounts under the Company’s Savings Plan, based on their elections under the Savings Plan, but for certain regulations under the Internal Revenue Code that limit the amount that may be contributed to a tax-qualified plan in any one year. To the extent their contribution elections change under the Savings Plan or other circumstances change, the 2020 amounts may vary from the amounts presented above.

The terms of our Deferred Income Plan are described beginning on page 50 in the 2019 Nonqualified Deferred Compensation Table. All of our continuing NEOs participate in the Deferred Income Plan as certain profit sharing contributions will accrue to each participant regardless of whether any compensation is actually deferred under the Deferred Income Plan.

Other Benefits and Perquisites. Executive officers are eligible to participate in all of our employee benefit plans, including our Savings Plan, and group health, life and disability insurance plans, on the same basis as those benefits are generally made available to all other employees of the Company. The sole perquisite we provide each executive officer is an automobile allowance.

Other Compensation Policies

Stock Ownership Guidelines. We maintain stock ownership guidelines for our senior executives as part of our executive compensation program. Ownership guidelines for our NEOs are intended to be administered and reviewed periodically by the Committee. The stock ownership level of our Common Stock for our CEO is a multiple of five times her base salary. The ownership guideline for our other executive officers is two times current base salary, and for our directors the multiple is four times their annual cash retainer. Executives who do not meet the guidelines are expected to satisfy them within five years, and directors are expected to meet the guidelines within four years of becoming a member of the Board. For more information regarding the stock ownership guidelines for our directors, turn to page 61. As of March 17, 2020, each continuing NEO had satisfied or was on track to meet our stock ownership guidelines and all of our directors meet or are on track to meet the ownership guidelines within 48 months of their tenure on our Board.

2020 Proxy Statement	Chart Industries, Inc. - 35

Clawback Policy. Effective January 1, 2015, our Committee adopted a Policy on Recoupment of Incentive Compensation, or a “clawback policy.” In general, the policy requires our NEOs and certain other executives to return annual or long-term incentive awards, the performance or amount of which is tied to a financial performance measurement, if our financial results are subsequently restated. The policy requires the return of these awards or shares that exceed the amount that would have been received if the financial results had been properly reported.

Certain Transactions in Company Stock — Hedging and Pledging Activities. Our Insider Trading Policy prohibits our directors, officers and employees from engaging in various hedging activities, including any transaction involving a put, call or other option (other than an option granted by us) on our securities. Directors, officers, and employees are specifically prohibited from selling our securities that he or she does not own; i.e., he or she may not “sell short.” Furthermore, our Insider Trading Policy expressly prohibits our directors, officers and employees who are subject to trading windows under our Insider Trading Policy from holding Company securities in margin accounts or otherwise pledging our securities as collateral for loans.

Effective February 2016, the Board approved an amendment to the Insider Trading Policy to solidify our prohibition against hedging activities. Although the Board had never done so, prior to the amendment, the Board or a Committee of the Board had discretionary authority to pre-approve a hedging transaction that was otherwise prohibited under the policy. In February 2016, the Insider Trading Policy was amended to eliminate this discretionary authority regarding hedging transactions.

Tax Considerations. While the annual cash bonus opportunity as well as the award of stock options and performance units have historically been designed to satisfy the requirements for deductible compensation, the Committee also believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, the Committee is permitted to and will continue to exercise discretion in those instances where achieving the desired flexibility in the design and delivery of compensation will result in compensation that in certain cases is not deductible for federal income tax purposes. Furthermore, as part of the Tax Cuts and Jobs Act (the “Tax Reform Act”), the ability to rely on the performance-based compensation exception under Section 162(m) was eliminated, and the limitation on deductibility generally was expanded to include all NEOs. As a result of the Tax Reform Act, and subject to certain grandfathered provisions, we cannot deduct any compensation paid to our NEOs in excess of $1 million. The Committee made certain revisions to its procedures in response to the elimination of Section 162(m), and continues to assess the impact of the amendments to Section 162(m) to determine what adjustments to our executive compensation practices, if any, it considers appropriate.

Severance and Change in Control Payments. The Committee believes employment agreements assist us in attracting and retaining executive talent and that change in control provisions are appropriate to help ensure continuity of management during a potential change in control. In 2019, the Company was party to employment agreements with each of the NEOs, and each agreement contains a severance and change in control provision. More information about the NEOs’ employment agreements is provided in the sections “Employment Agreements” on page 42, and “Other Potential Post-Employment Payments” on page 52.

36 - Chart Industries, Inc.	2020 Proxy Statement

2019 SUMMARY COMPENSATION TABLE

The following table and related notes and discussion are presented in accordance with SEC rules and summarize the compensation earned by each named executive officer for fiscal years 2017, 2018 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Jillian C. Evanko (President, Chief Executive Officer, Chief Financial Officer & Treasurer)	2019	$850,000	$175,000	$1,783,948	$1,608,521	$666,641	$197,132	$5,281,242
	2018	591,163	—	3,716,277	683,172	750,000	182,405	5,923,017
	2017	359,135	300,000	247,162	269,254	332,952	128,771	1,637,274

John C. Bishop (Chief Operating Officer)	2019	$166,154	$1,000,000	$982,631	$2,066,804	—	$1,558	$4,217,147
Herbert G. Hotchkiss (Vice President, General Counsel and Secretary)	2019	$281,346	$200,000	$511,519	$461,764	$192,149	$132,668	$1,779,446
Gerald F. Vinci (Vice President, Chief Human Resources Officer)	2019	$351,000	50,000	$244,675	$220,933	$192,698	$70,601	$1,129,907
	2018	324,450	—	171,785	187,833	219,670	58,201	961,757
	2017	315,000	135,000	257,772	281,091	194,402	32,759	1,216,024
Jeffrey R. Lass (Former Chief Financial Officer)	2019	$263,346	$150,000	$488,966	$441,647	—	$327,511	$1,671,470

(1)

Ms. Evanko received an increase in her base salary for 2019. Ms. Evanko became the Company’s CFO in August 2019 in connection with Mr. Lass’ departure from the Company. Ms. Evanko received an increase in her base salary on June 13, 2018, at the time of her promotion to CEO. Her 2018 salary reflects all compensation received in 2018, including compensation received at her previous compensation level. Ms. Evanko’s 2017 salary covers the period from her start date, February 13, 2017, through fiscal year end. Mr. Bishop’s salary reflects the compensation he received beginning on August 21, 2019, the date on which he joined the Company. Mr. Hotchkiss’ salary reflects the compensation he received beginning on March 5, 2019, the date on which he joined the Company. Mr. Vinci received an increase in his base salary for 2019. Mr. Lass’ 2019 salary reflects the compensation he received through August 29, 2019, his date of separation from the Company.

(2)

For Ms. Evanko, Mr. Hotchkiss and Mr. Vinci, the “Bonus” amount for 2019 represents additional bonuses (and, with respect to Mr. Hotchkiss, a sign on bonus as an inducement to join the Company) as described in Executive and Director Compensation — Compensation Discussion and Analysis — Fiscal 2019 Executive Compensation Highlights — Discretionary Awards above. For Mr. Bishop, the “Bonus” amount for 2019 represents an inducement payment made as inducement to join the Company. For Mr. Lass, the “Bonus” amount for 2019 represents a sign on bonus as an inducement to join the Company. For Ms. Evanko and Mr. Vinci, the “Bonus” amount for 2017 represents sign-on bonuses as inducements to join the Company.

(3)

“Stock Awards” consists of PSU awards and RSU awards. Each 2019 and 2018 award was granted under our Omnibus Equity Plan and prior awards were granted under our 2009 Omnibus Equity Plan, pursuant in each case to PSU and RSU agreements, and each is subject to pre-determined performance requirements, transfer restrictions, and other restrictions, as specified in each such agreement. Each performance unit represents the right to receive one share and awards may be earned in the range of 50% to 200% of the award amount. The PSU awards vest based on a measure of return on investment and, with respect to the 2019 awards, a combination of return on investment and operating income metrics. The 2017 awards were measured over a performance period ending December 31, 2019 and vested at a level of 89.6%, the 2018 awards are measured over a performance period ending December 31, 2020 and the 2019 awards are measured over a performance period ending December 31, 2021. The RSU awards, which were granted to NEOs in 2017, 2018, and 2019, vest ratably over a three-year period from the date of grant, except for an award of 15,580 RSUs to Mr. Bishop on August 21, 2019, which vested on January 2, 2020.

The dollar values shown in the Stock Awards column above represent the aggregate grant date fair value of PSU awards (for 2019, 2018 and 2017 for Mr. Vinci and Ms. Evanko; for 2019 for Mr. Hotchkiss

2020 Proxy Statement	Chart Industries, Inc. - 37

and Mr. Lass), and RSU awards (for 2019, 2018 and 2017 for Mr. Vinci and Ms. Evanko; for 2019 for Mr. Bishop, Mr. Hotchkiss and Mr. Lass), in each case as calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, “Compensation — Stock Compensation.” Mr. Lass’ unvested PSU and RSU awards were forfeited upon his departure from the Company. For the PSU awards, grant date fair value was calculated using the closing stock price on the date of grant ($36.93 on January 3, 2017, $40.32 on February 13, 2017, $48.39 on January 2, 2018, $64.69 on July 9, 2018, $65.95 on January 2, 2019, $75.11 on February 1, 2019, and $87.29 on March 5, 2019). Grant date fair value for the RSU awards was calculated using the closing stock price on the date of grant ($36.93 on January 3, 2017, $40.32 on February 13, 2017, $48.39 on January 2, 2018, $64.69 on July 9, 2018, $59.24 on December 17, 2018, $65.95 on January 2, 2019, $75.11 on February 1, 2019, $87.29 on March 5, 2019 and $63.07 on August 21, 2019). The grant date fair value of the PSU awards assumes that target performance is achieved and that vesting occurs at the 100% level. See the tables below for the award grant date fair value if maximum performance levels are achieved with PSU awards vesting at the 200% level. NEOs not shown below did not receive that respective award.

	Performance Units

	Grant Date	Number of Units	Grant Date Fair Value at Maximum Performance Levels(a)
Jillian C. Evanko	1/2/2019	15,460	$2,039,174
	7/9/2018	1,190	$153,962
	1/2/2018	3,290	$318,406
Herbert G. Hotchkiss	3/5/2019	3,350	$584,844
Gerald F. Vinci	1/2/2019	2,120	$279,628
	1/2/2018	1,420	$137,428
	1/3/2017	2,790	$206,069
Jeffrey R. Lass	2/1/2019	3,720	$558,818

(a)

The 2017 PSU awards granted on January 3, 2017 vested at 89.6%. PSU awards vest based on the achievement of certain performance-based metrics. As such, the actual values of the award at any point in time until the expiration of the relevant performance period, as well as the ultimate value of the award, may be greater (subject to the maximum values presented in this footnote) or less than the values presented in the Summary Compensation Table and related footnotes, based on the terms of the awards and performance at that time.

(4)

2019 and 2018 stock option awards were granted pursuant to our Omnibus Equity Plan Awards and awards for prior periods were made pursuant to our 2009 Omnibus Equity Plan. With the exception of the award granted to Mr. Bishop on August 21, 2019, stock option awards become exercisable annually and ratably over four years after the date of grant. Mr. Bishop’s 2019 award was made upon his joining the Company and vests over three years. Ms. Evanko received an option award on February 13, 2017 when she joined the Company. Each NEO employed by the Company on January 9, 2019, January 2, 2018 and January 3, 2017, respectively, received a stock option award on that date. On February 1, 2019, Mr. Lass received an option award in connection with his joining the Company as Chief Financial Officer. As a result of Mr. Lass’ departure from the Company on August 29, 2019, his stock option award was canceled. On March 5, 2019, Mr. Hotchkiss received an option award in connection with his joining the Company as Vice President, General Counsel and Secretary. The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted in the applicable fiscal year, as calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” The following assumptions were used in calculating the amounts listed:

•

The fair value of the options granted on January 3, 2017 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 2.00 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of our Common Stock of 60.31 percent; and a weighted average expected life of 5.40 years for the options.

•

The fair value of the options granted on February 13, 2017 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.98 percent;

38 - Chart Industries, Inc.	2020 Proxy Statement

dividend yields of 0.0 percent; volatility factor of the expected market price of our Common Stock of 60.28 percent; and a weighted average expected life of 5.40 years for the options.

•

The fair value of the options granted on January 2, 2018 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 2.28 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of our Common Stock of 59.43 percent; and a weighted average expected life of 5.50 years for the options.

•

The fair value of the options granted on July 9, 2018 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 2.77 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of our Common Stock of 58.75 percent; and a weighted average expected life of 5.50 years for the options.

•

The fair value of the options granted on January 2, 2019 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 2.49% percent; dividend yields of 0.0 percent; volatility factor of the expected market price of our Common Stock of 52.33% percent; and a weighted average expected life of 5.00 years for the options.

•

The fair value of the options granted on February 1, 2019 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 2.51% percent; dividend yields of 0.0 percent; volatility factor of the expected market price of our Common Stock of 51.59% percent; and a weighted average expected life of 5.00 years for the options.

•

The fair value of the options granted on March 5, 2019 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 2.53% percent; dividend yields of 0.0 percent; volatility factor of the expected market price of our Common Stock of 50.44% percent; and a weighted average expected life of 5.00 years for the options.

•

The fair value of the options granted on August 21, 2019 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.47% percent; dividend yields of 0.0 percent; volatility factor of the expected market price of our Common Stock of 47.13% percent; and a weighted average expected life of 4.80 years for the options.

(5)

Reflects amounts of non-equity incentive compensation earned under the Cash Incentive Plan in 2017, 2018 and 2019. Our Committee determined that (i) our financial and strategic performance for 2017 achieved a weighted level of 123.4% of our 2017 performance measures, again assuming that each executive achieves target on his or her SOEG metric; (ii) our financial and strategic performance in 2018 achieved a weighted level of 100% of our 2018 performance measures, with each executive achieving target on his or her SOEG metric; and (iii) our financial and strategic performance in 2019 achieved a weighted level of 78.4% of our 2019 performance measures, with each executive achieving target on his or her SOEG metric. As discussed in “Elements of Compensation — Annual Short-Term Cash Incentive Award,” on page 30, in 2017, 2018 and 2019, 20% of each NEO’s STI award was based on achievement of a pre-determined, individual SOEG goal. While the Company performed above target relative to its financial metrics in each of 2017, 2018 and 2019, STI compensation as a percentage of salary can vary for each NEO based on the level of achievement of his or her respective strategic and operational goal.

2020 Proxy Statement	Chart Industries, Inc. - 39

(6)

“All Other Compensation” includes, for each NEO, the aggregate incremental actual cost to the Company for the benefit listed. The following table outlines those perquisites, other personal benefits and all other compensation received by each NEO.

	Year	Perquisites ($)(a)	Company Contributions to Benefit Plans ($)(b)	Other ($)(c)	Total ($)
Jillian C. Evanko	2019	$11,539	$185,593	—	$197,132
	2018	12,000	84,096	$86,309	$182,405
	2017	10,615	38,062	80,094	128,771
John C. Bishop	2019	—	$1,558	—	$1,558
Herbert G. Hotchkiss	2019	$7,717	$28,237	$96,714	$132,668
Gerald F. Vinci	2019	$9,231	$61,370	—	$70,601
	2018	9,600	48,601	—	58,201
	2017	10,338	22,421	—	32,759
Jeffrey R. Lass	2019	$6,092	$1,056	$320,363	$327,511

(a)	With the exception of Mr. Bishop, each NEO received an automobile allowance, which is reflected in this column.

(b)

Includes 401(k) plan matching and other contributions made by the Company for each NEO. The Company’s contributions in 2019 under the Deferred Income Plan were $158,123, $13,621 and $34,807 for Ms. Evanko, Mr. Hotchkiss and Mr. Vinci, respectively. See the 2019 Nonqualified Deferred Compensation Table for more information about each NEOs’ Deferred Income Plan contributions. The Company’s contributions in 2019 under the 401(k) plan were $27,470, $1,558, $14,616, $19,220 and $1,056 for Ms. Evanko, Mr. Bishop, Mr. Hotchkiss Mr. Vinci and Mr. Lass, respectively.

(c)

The 2019, 2018 and 2017 amounts in this column include relocation and severance payment amounts. In connection with Mr. Hotchkiss’ hiring, the Company paid $96,714 in relocation expenses in 2019 to facilitate a move to our corporate office in Canton, Georgia. In connection with Mr. Lass’ hiring, the Company paid $20,363 in relocation expenses in 2019 to facilitate a move to our corporate office in Canton, Georgia. Mr. Lass, who entered into a Mutual Agreement of Separation and Release effective August 29, 2019, received a one-time severance payment in the amount of $300,000.

40 - Chart Industries, Inc.	2020 Proxy Statement

2019 GRANTS OF PLAN-BASED AWARDS TABLE

The following table and related discussion summarizes grants of equity and non-equity incentive compensation awards provided to our NEOs for our 2019 fiscal year, presented in accordance with SEC rules.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jillian C. Evanko	1/2/2019	(3)				7,730	15,460	30,920				$1,019,587
	1/2/2019	(4)							11,590			764,361
	1/2/2019	(5)								24,390	$65.95	1,608,521
			—	$850,000	$1,402,500
John C. Bishop	8/21/2019	(4)							15,580			$982,630
	8/21/2019	(6)								32,770	$63.07	2,066,804
			—	—	—
Herbert G. Hotchkiss	3/5/2019	(3)				1,675	3,350	6,700				$292,422
	3/5/2019	(4)							2,510			219,098
	3/5/2019	(5)								5,290	$87.29	461,764
			—	$245,000	$404,250
Gerald F. Vinci	1/2/2019	(3)				1,060	2,120	4,240				$139,814
	1/2/2019	(4)							1,590			104,861
	1/2/2019	(5)								3,350	$65.95	220,933
			—	$245,700	$405,405
Jeffrey R. Lass(7)	2/1/2019	(3)				1,860	3,720	7,440				$279,409
	2/1/2019	(4)							2,790			$209,557
	2/1/2019	(5)								5,880	$75.11	$441,647
			—	—	—

(1)

These columns show the potential payouts for each NEO based on performance goals set in the first quarter of 2019 under the Cash Incentive Plan for fiscal year 2019. Detail regarding the actual award payouts for 2019 under the Cash Incentive Plan is reported in the 2019 Summary Compensation Table and is included in the Compensation Discussion and Analysis above.

(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.”

(3)	PSU awards granted pursuant to the Omnibus Equity Plan. Detail regarding the PSU awards is reported in the 2019 Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(4)	RSU awards granted pursuant to the Omnibus Equity Plan. Detail regarding the RSU awards is reported in the 2019 Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(5)

Nonqualified stock options granted pursuant to the Omnibus Equity Plan. These options vest with respect to one-fourth the total number of common shares underlying the stock options on each of the first four anniversaries of the grant date.

(6)

Nonqualified stock options granted pursuant to the Omnibus Equity Plan. These options vest with respect to one-third the total number of common shares underlying the stock options beginning on January 1, 2020 and on each of the next two anniversaries of the grant date.

(7)	Mr. Lass did not receive payouts under the non-equity incentive plan as a result of his departure from the Company during 2019. Mr. Lass’ 2019 equity awards were forfeited upon his departure.

2020 Proxy Statement	Chart Industries, Inc. - 41

Employment Agreements

The Company is party to employment agreements with each current executive officer, which were entered into in 2017 in the case of Ms. Evanko and Mr. Vinci and in 2019 in the case of Messrs. Bishop, Hotchkiss and Lass (collectively, the “Employment Agreements”). In 2019, the Company entered into a Mutual Agreement of Separation and Release with Mr. Lass, as discussed below in the section “Lass Separation Agreement.” With the exception of the Separation Agreement entered into with Mr. Lass, the terms of the Employment Agreements are materially consistent with one another and are summarized below.

Term. The Employment Agreements provide for an initial two-year term of employment, which automatically renews for additional one-year periods. In the event of a change in control, the Employment Agreements provide for an automatic three-year extension of the employment term.

Base Salary and Benefits. During the employment term, the executive is entitled to receive at least the base salary as provided in the Employment Agreements, together with the right to participate in the Company’s employee benefit plans, including health, life, and disability insurance, retirement, deferred compensation and fringe benefits, as well as any incentive and equity compensation plans, in effect from time to time, on the same basis as such plans are made available to the Company’s other senior executives. Under the Employment Agreements, our executives are also entitled to receive a monthly automobile allowance. The monthly automobile allowances for 2019 were as follows: (i) Ms. Evanko, $961; (ii) Mr. Hotchkiss, $643, (iii) Mr. Vinci, $769; and (iii) Mr. Lass (prior to his departure), $508.

The 2019 base salaries for each of the NEOs are set forth on page 30, in the section “Compensation Discussion and Analysis — Elements of Compensation — Base Salary.”

Annual Incentive Compensation. During the employment term, each executive is eligible to receive an annual bonus (an “Annual Bonus”) of up to one hundred sixty-five percent (165%) of a target amount designated for each executive, based upon a percentage of such executive’s annual base salary. The Employment Agreements do not guarantee executives’ receipt of Annual Bonuses. The Annual Bonus is earned based on the relative achievement of performance targets established by the Board, or a duly authorized committee thereof, no later than 90 days after the beginning of each fiscal year during the employment period. Annual Bonuses, if any, are payable within two and one-half months after the end of the applicable fiscal year. Annual Bonuses are subject to the terms of the Company’s Cash Incentive Plan, as may be amended from time to time. The Committee may adjust NEO Base Targets without the need to amend the agreement going forward.

The 2019 Base Targets for Ms. Evanko, Mr. Bishop, Mr. Hotchkiss and Mr. Vinci are set forth above on page 30, in the section “Compensation Discussion and Analysis — Elements of Compensation — Annual Short-Term Cash Incentive Award.”

Annual Bonuses may be payable to our executive officers following a Change in Control to the extent the Compensation Committee determines the performance criteria have been met. For more information about the Annual Bonus in the event of a Change in Control, see the discussion beginning on page 55, in the section “Other Potential Post-Employment Payments — Payments made upon Termination in Connection with Change in Control.”

Severance and Change in Control Provisions. The Employment Agreements include provisions regarding the payments and benefits to which an executive is entitled following an event of change in control. The benefits conferred in the current Employment Agreements range from one to three times the individual’s base salary plus target Annual Bonus, and other benefits, and are effective for termination of employment (including constructive termination) outside of the change in control context, and in the event of both a change in control and termination of employment (including a constructive termination) within two years following the change of control. Our severance provisions do not include excise tax gross-up provisions.

The Employment Agreements provide higher multiples of compensation upon separation following a change in control for the CEO and the COO only (three times base salary and target Annual Bonus for the CEO, and two times base salary and target Annual Bonus for the COO, versus two times, and one and one-half times,

42 - Chart Industries, Inc.	2020 Proxy Statement

respectively, in non-change of control situations). Severance multiples for our other executive officers are one times base salary and target Annual Bonus. The Committee believes maintenance of change in control provisions helps ensure continuity of management during a potential change in control, and that providing enhanced benefits to the CEO and COO provides sufficient protection for the Company in retaining its executive officers.

Payments in the change in control context are only triggered if both a change in control occurs and the executive officer is terminated, effectively terminated, or if actions are taken that materially and adversely affect the executive officer’s position or compensation (not including compensation reductions that affect substantially all of the Company senior executives). This is referred to as a “double trigger” change in control provision. For more information about the amounts payable upon a change in control and the other severance benefits to which our executive officers are entitled, turn to the “Other Potential Post-Employment Payments” section on page 52.

Under the Employment Agreements, a “Change in Control” occurs if there is:

•

a change in ownership of the Company by which any person, or more than one person acting as a group, acquires ownership of stock of the Company (or such an affiliate) constituting more than 50% of the total fair market value or total voting power of the Company’s outstanding Common Stock;

•

a change in effective control of the Company by which: (i) any one person, or more than one person acting as a group, acquires or has acquired during the most recent 12-month period ownership of stock of the Company possessing 30% or more total voting power of the Company’s outstanding Common Stock; or (ii) a majority of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the appointment or election; or

•

a change in the ownership of a substantial portion of the assets of the Company by which any one person, or more than one person acting as a group, acquires assets from the Company that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company prior to such acquisition.

Restrictive Covenants that Apply During and After Termination of Employment. Under the Employment Agreements, each executive is required to comply with certain restrictive covenants during his or her employment term and for the following period following the date of termination: Ms. Evanko, 24 months (extended to 36 months if Change in Control severance is received) Mr. Bishop, 18 months; and all other named executive officers, 12 months (in each case, the “Restricted Period”). During the Restricted Period, the executive shall not, whether on the executive’s own behalf or on behalf of or in conjunction with any person, directly or indirectly compete with the Company or solicit customers or employees of the Company. In addition, the executive may not disclose any confidential information about the Company during or at any time following the employment period.

Lass Separation Agreement. In August 2019, the Company and Mr. Lass entered into a Mutual Agreement of Separation and Release (the “Separation Agreement”) in connection with a mutually desired management transition. Pursuant to the terms of the Separation Agreement, Mr. Lass’ employment with the Company ceased on August 29, 2019 with Mr. Lass receiving one year of severance pay totaling $300,000, as well as relocation assistance in connection with the sale of his residence. Under the terms of the Separation Agreement, Mr. Lass did not receive a bonus for 2019 and his 2019 equity awards were forfeited pursuant to their terms.

Equity and Incentive Compensation Plan Information

Chart Industries, Inc. Cash Incentive Plan. Cash bonuses payable to our NEOs for awards earned in 2019 and after are payable pursuant to performance measures set under the Chart Industries, Inc. Cash Incentive Plan, which was adopted by the Board of Directors in March 2019. This plan replaced the previous Cash Incentive Plan approved by our stockholders on May 22, 2014. In determining actual payouts to NEO’s for 2019, the Committee applied financial (operating income and working capital) and strategic operating performance metrics consistent with performance metrics. These measures are intended to align NEO STI opportunities to measures believed to be meaningful indications of our performance for our stockholders. Under these targets, NEOs are eligible to earn a cash incentive bonus for the fiscal year if performance exceeds threshold amounts in an amount up to a pre-determined percentage, ranging from 50% to 165% of the NEO’s base salary at maximum performance levels. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective.

2020 Proxy Statement	Chart Industries, Inc. - 43

Under the Cash Incentive Plan a performance period may be a fiscal year or a multi-year cycle, as determined by the Compensation Committee. Performance objectives may be based on one or more of certain performance measures which may relate to us, one or more of our subsidiaries, our business divisions or units, or any combination of the foregoing, and the objectives may be applied on an absolute basis, relative to one or more peer group companies or indices, or any combination thereof, in each case as the Compensation Committee determines. The Compensation Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect or exclude certain unusual events that may occur during the performance period. If there is an Incentive Plan Change in Control (as defined below under “Payments made upon Termination in Connection with Change in Control — Treatment of Nonqualified Stock Options”), the Compensation Committee will determine promptly, in its discretion, whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the Incentive Plan Change in Control occurs and for any completed performance period for which a determination under the plan has not been made. If the Compensation Committee determines the criteria have been met, participants will receive their bonuses as soon as practicable, but in no event more than 30 days after the determination.

The Committee has absolute discretion to reduce or eliminate the amount otherwise payable under the Cash Incentive Plan and to establish rules or procedures which limit the amount payable to a participant to an amount that is less than the amount otherwise approved as that participant’s incentive bonus, except that following an Incentive Plan Change in Control the Compensation Committee continues to have such right only in the event that a participant engages in misconduct or materially fails to fulfill his or her duties, in each case, as determined by the Committee.

Chart Industries, Inc. Omnibus Equity Plan and the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan. The Omnibus Equity Plan was adopted by our Board and approved by stockholders on May 25, 2017. The 2009 Omnibus Plan was initially adopted by our Board and approved by stockholders on May 19, 2009 and amended and restated effective May 24, 2012. The Omnibus Equity Plan replaced our 2009 Omnibus Plan as the source of ongoing equity compensation awards. The purpose of the Omnibus Equity Plan is to attract and retain skilled and qualified directors, officers and employees who are expected to contribute to our long-term success by providing long-term incentive compensation opportunities competitive with those made available by other companies, to motivate participants to achieve the long-term success and growth of the Company, to facilitate ownership of shares of the Company, and to align the interests of participants with those of our stockholders.

The Omnibus Equity Plan and the 2009 Omnibus Plan provide for grants of (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted share units, and (5) other stock-based grants, including shares of our Common Stock awarded to our non-employee directors, executive officers, other key employees and consultants. As of March 17, 2020,

•	there were 687,476 shares reserved for issuance and 890,161 shares available for future awards under the Omnibus Equity Plan; and

•	there were 375,976 shares reserved for issuance under the 2009 Omnibus Plan.

No new grants will be made under the 2009 Omnibus Plan, but we expect shares will be issued in the future under outstanding awards. For information about Common Stock issuable under the Omnibus Equity Plan and the 2009 Omnibus Plans of December 31, 2019, see “Equity Compensation Plan Information” on page 65.

The Omnibus Equity Plan and the 2009 Omnibus Plan are administered by our Board, which has delegated its duties and powers to the Compensation Committee. The Compensation Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Omnibus Equity Plan or the 2009 Omnibus Plan and to waive any such terms and conditions at any time. The Compensation Committee is authorized to interpret the Omnibus Equity Plan and the 2009 Omnibus Plan, to establish, amend and rescind any rules and regulations relating to those plans and to make any other determinations that it deems necessary or desirable for the administration of the plans. The Compensation Committee is authorized to correct any defect or supply any omission or reconcile any inconsistency in either plan in the manner and to the extent the committee deems necessary or desirable.

44 - Chart Industries, Inc.	2020 Proxy Statement

An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by the Compensation Committee, by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or such other period as established from time to time by the Committee consistent with the applicable plan), (3) in a combination of cash and shares of Common Stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of Common Stock being purchased or (5) through such cashless exercise procedures as the Committee may permit. Holders who are subject to the withholding of federal and state income tax as a result of vesting or grant of an award under our Omnibus Equity Plan or the 2009 Omnibus Plan may satisfy the income tax withholding obligation through the withholding of a portion of the shares of Common Stock to be received under such procedures as our Committee may approve.

2020 Proxy Statement	Chart Industries, Inc. - 45

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table and related notes and discussion present information about equity awards held by our NEOs on December 31, 2019. Mr. Lass left the Company effective August 2019, at which time the unvested portion of his outstanding option awards and unvested RSU and PSU awards were forfeited.

	Option Awards(1)						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(30)
Jillian C. Evanko	6,160	(2)	6,160	(2)	$40.32	2/13/2027
							1,227	(3)	$82,810
							2,450	(4)	165,351
	4,142	(5)	12,428	(5)	$48.39	1/2/2028
							3,174	(6)	214,213
							6,750	(7)	455,558
							3,290	(8)	222,042
	1,745	(9)	5,235	(9)	$64.69	7/9/2028
							1,187	(10)	80,111
							1,190	(11)	80,313
							47,400	(12)	3,199,026
	—	(13)	24,390	(13)	$65.95	1/2/2029
							11,590	(14)	$782,209
							15,460	(15)	$1,043,395
John C. Bishop	—	(16)	32,770	(16)	$63.07	8/21/2019
							15,580	(17)	$1,051,494
Herbert G. Hotchkiss	—	(18)	5,290	(18)	$87.29	3/5/2029
							2,510	(19)	$169,400
							3,350	(20)	226,092
Gerald F. Vinci	7,015	(21)	7,015	(21)	$36.93	1/3/2027
							1,397	(22)	$94,284
							2,790	(23)	188,297
	1,782	(24)	5,348	(24)	$48.39	1/2/2028
							1,420	(25)	95,836
							1,421	(26)	95,903
	—	(27)	3,350	(27)	$65.95	1/2/2029
							2,120	(28)	143,079
							1,590	(29)	107,309

(1)	The securities underlying options granted in 2017, 2018 and 2019 are also included in the aggregate grant date fair value in the “Option Awards” column of the 2019 Summary Compensation Table.

(2)

The securities underlying these options represent options granted on February 13, 2017 under the 2009 Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(3)

These RSUs were granted on February 13, 2017 pursuant to the 2009 Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(4)

These performance units were granted on February 13, 2017 pursuant to the 2009 Omnibus Equity Plan. The number and value of the PSU award granted on February 13, 2017 is shown in the table at the target level. Detail regarding PSU awards is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

46 - Chart Industries, Inc.	2020 Proxy Statement

(5)	The securities underlying these options represent options granted on January 2, 2018 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(6)

These RSUs were granted on January 2, 2018 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(7)

These RSUs were granted on January 2, 2018 pursuant to the Omnibus Equity Plan and vest in their entirety on January 2, 2021. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(8)

These performance units were granted on January 2, 2018 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on January 2, 2018 is shown in the table at the target level. Detail regarding PSU awards is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(9)	The securities underlying these options represent options granted on July 9, 2018 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(10)

These RSUs were granted on July 9, 2018 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(11)

These performance units were granted on July 9, 2018 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on July 9, 2019 is shown in the table at the target level. Detail regarding PSU awards is reported in the 2018 Summary Compensation Table and in the Compensation Discussion and Analysis.

(12)

These RSUs were granted on December 17, 2018 pursuant to the Omnibus Equity Plan and vest in their entirety on December 17, 2021. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(13)

The securities underlying these options represent options granted on January 3, 2017 under the 2009 Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(14)

These RSUs were granted on January 2, 2019 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(15)

These performance units were granted on January 2, 2019 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on January 2, 2019 is shown in the table at target level. Detail regarding PSU awards is reported in the 2019 Summary Compensation Table and the Compensation Discussion and Analysis.

(16)	The securities underlying these options represent options granted on August 21, 2019 under the Omnibus Equity Plan and vest annually in equal installments over three years based on continued service.

(17)

These RSUs were granted on August 21, 2019 pursuant to the Omnibus Equity Plan. The number and value of the RSU award granted on August 21, 2019 is shown in the table at the target level. Detail regarding RSU awards is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(18)	The securities underlying these options represent options granted on March 5, 2019 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(19)

These RSUs were granted on March 5, 2019 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(20)

These performance units were granted on March 5, 2019 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on March 5, 2019 is shown in the table at target level. Detail regarding PSU awards is reported in the 2019 Summary Compensation Table and the Compensation Discussion and Analysis.

2020 Proxy Statement	Chart Industries, Inc. - 47

(21)	The securities underlying these options represent options granted on January 3, 2017 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(22)

These RSUs were granted on January 3, 2017 pursuant to the 2009 Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(23)

These performance units were granted on January 3, 2017 pursuant to the 2009 Omnibus Equity Plan. The number and value of the PSU award granted on January 3, 2017 is shown in the table at target level. Detail regarding PSU awards is reported in the 2019 Summary Compensation Table and the Compensation Discussion and Analysis.

(24)	The securities underlying these options represent options granted on January 2, 2018 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(25)

These RSUs were granted on January 2, 2018 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(26)

These performance units were granted on January 2, 2018 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on January 2, 2018 is shown in the table at target level. Detail regarding PSU awards is reported in the 2019 Summary Compensation Table and the Compensation Discussion and Analysis.

(27)	The securities underlying these options represent options granted on January 2, 2019 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(28)

These RSUs were granted on January 2, 2019 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2019 Summary Compensation Table and in the Compensation Discussion and Analysis.

(29)

These performance units were granted on January 2, 2019 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on January 2, 2018 is shown in the table at target level. Detail regarding PSU awards is reported in the 2019 Summary Compensation Table and the Compensation Discussion and Analysis.

(30)	Calculated based on a December 31, 2019 closing price of $67.49 per share.

48 - Chart Industries, Inc.	2020 Proxy Statement

2019 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information about the number of shares issued upon option exercises, restricted stock and performance unit vesting, and the value realized upon exercise or vesting, by our named executive officers in 2019.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Jillian C. Evanko	—	—	3,406	$248,755
John C. Bishop	—	—	—	—
Herbert G. Hotchkiss	—	—	—	—
Gerald F. Vinci	—	—	2,106	135,664
Jeffrey R. Lass	—	—	—	—

(1)

Stock awards includes shares acquired due to the vesting of one-third of RSU awards, granted February 13, 2017, January 2, 2018, and the cliff vesting of the 2018 awards dated July 9, 2018 for Ms. Evanko, and the vesting of one-third of RSU awards granted January 3, 2017 and January 2, 2018 for Mr. Vinci, respectively. The grant date fair value for each award was calculated using the closing stock price on the date of vesting.

2020 Proxy Statement	Chart Industries, Inc. - 49

2019 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table and related notes and discussion present information about the amount of compensation deferred, and the earnings accrued thereon, by our NEOs in 2019. Pursuant to the terms of the Deferred Income Plan, on January 2, 2020 the Company made contributions in the amounts stated in the table below for each NEO for 2019. These amounts are also included in the 2019 Summary Compensation Table under “All Other Compensation.”

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)(1)
Jillian C. Evanko	$81,731	$158,123	$11,456	$—	$251,310
John C. Bishop	—	—	—	—	—
Herbert G. Hotchkiss	—	13,621	—	—	13,621
Gerald F. Vinci	33,430	34,807	4,842	—	73,079
Jeffrey R. Lass	—	—	—	—	—

(1)

Balance includes amounts previously reported in the 2018 Nonqualified Deferred Compensation Table in the Company’s 2018 proxy statement for the following individuals in the following amounts: Ms. Evanko, $61,980 and Mr. Vinci, $23,262.

The Deferred Income Plan was amended on July 13, 2016, to give the Company discretion to determine which members of management and other highly compensated employees are eligible to participate in the Deferred Income Plan. The amendment allows the Company to modify the eligibility waiting period, and other conditions of eligibility, to allow for participation earlier than otherwise permitted under the Plan’s terms. As amended, the Company may determine an employee is eligible to participate in the Plan, even if that employee has not received base compensation and a bonus paid or projected to be paid in the year prior to the year in which the participant will defer (the “Deferral Year”) that is at or above the maximum annual amount that may be taken into account for purposes of the Savings Plan ($280,000 for 2019).

If the Company chooses not to modify an employee’s eligibility waiting period, the Plan’s provisions continue to apply and participation will be permitted in the Deferral Year by (i) employees with base compensation and bonus actually paid or projected to be paid for the year prior to the Deferral Year at or above the maximum annual amount ($280,000 for 2019) that may be taken into account for purposes of the Savings Plan, and (ii) any employee who was deferring compensation as of June 30, 2010 under the prior Voluntary Deferred Income Plan.

Among other things, the Deferred Income Plan provides for:

•	deferrals of up to 100% of each participant’s base salary and bonus actually paid or due in the Deferral Year;

•

beginning in 2011, matching contributions on deferrals under the Deferred Income Plan made in accordance with the formula applicable to the participant under the Savings Plan but only with respect to the part of the participant’s compensation that exceeds the maximum annual amount, which is $285,000 for 2020;

•

beginning on July 1, 2010, profit sharing contributions (whether or not any compensation is actually deferred under the Deferred Income Plan) with respect to the part of the participant’s compensation that cannot be taken into account under the Savings Plan in accordance with the formula applicable to the participant under the Savings Plan. For 2019, profit sharing contributions were made only with respect to base pay earned if such base pay paid during the calendar year is greater than $280,000; and

•

automatic full vesting on participant deferrals, with matching contributions and profit sharing contributions made prior to January 1, 2020 vesting 20% per year of the participant’s service with the Company, or, if earlier, attainment of age 65 (with participants already vested under the Savings Plan being fully vested under the Deferred Income Plan) or upon a change in control (as defined in the Deferred Income Plan) and matching contributions and profit sharing contributions made after January 1, 2020 shall vest in accordance with the vesting schedule for matching and profit sharing contributions under the Savings Plan.

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Pursuant to the Deferred Income Plan, eligible employees are entitled to elect to defer up to 100% of their compensation, consisting of total salary, bonuses and commissions payable in a calendar year. Regardless of the circumstances under which a participant’s relationship with the Company terminates, all deferrals made pursuant to the plan will be fully vested. Contributions made by the Company, and any gains or losses on such contributions made prior to January 1, 2020, vest ratably after five years of service under the Deferred Income Plan. Such contributions and any gains or losses on such contributions made on or after January 1, 2020 shall vest in accordance with the Savings Plan vesting schedule for matching and profit sharing contributions. Generally, deferral elections are made by participants in the taxable year immediately prior to the taxable year to which the deferral pertains, and are effective as of the first day of such taxable year. The Deferred Income Plan is unfunded and all benefits under the plan are payable solely from the general assets of the Company.

Benefits under the Deferred Income Plan are payable upon the participant’s reaching his or her normal or early retirement date or termination of employment. Payments are made either in a lump sum, or in equal annual installments for a period of up to ten years, as designated by the participant at the time of deferral. Payments may be accelerated under the Deferred Income Plan in the event that (1) a “change in control” (as defined under the Deferred Income Plan) occurs; (2) a participant has an unforeseeable emergency; (3) a participant becomes disabled; (4) death occurs prior to completion of payment of benefits, or (5) the participant has a de minimis balance permitted to be accelerated under IRS rules. The Company would not expect to permit a participant to receive more than one distribution as a result of an unforeseeable emergency in any calendar year. A participant may also elect to receive an in-service distribution at the time of completing an election of deferral, and such payment is payable in a lump sum on the designated in-service withdrawal date. For information regarding post-termination payments under the plan, see “Other Potential Post-Employment Payments.”

Participants in the Deferred Income Plan may direct the investment of their balance held within the plan among a number of alternative investment fund options, and earnings and losses on participants’ investments are determined based on the individual performance of the underlying investment options. A participant may regularly change his or her investment allocation within the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. Assets held in the rabbi trust are available to our general creditors in the event of our insolvency.

Notwithstanding anything in the Deferred Income Plan to the contrary, the Deferred Income Plan is administered in accordance with the requirements of, or to meet the requirements for exemption from, Section 409A of the Internal Revenue Code.

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OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Under the Employment Agreements, each of our NEOs is entitled to receive certain compensation and other benefits upon a termination of employment. The table below and related notes and discussion summarize the payments each executive officer would be entitled to receive under the terms of his or her Employment Agreement upon the occurrence of a triggering event, such as death, disability, retirement, termination for cause, a qualifying resignation, termination without cause, or a qualifying resignation or termination without cause in connection with a Change in Control.

The Employment Agreements define “Cause” as: (i) the executive’s willful failure to perform duties; (ii) the commission of, or a plea of guilty or no contest to a felony or crime involving moral turpitude; (iii) willful malfeasance or misconduct demonstrably injurious to us or our subsidiaries; (iv) material breach of the material terms of the Employment Agreement; (v) commission of an act of gross negligence, corporate waste, disloyalty or unfaithfulness to us, which adversely affects our business or that of our subsidiaries or affiliates; or (vi) any other act or course of conduct that will demonstrably have a material adverse effect on us or a subsidiary or an affiliate’s business. “Good Reason” is defined in the Employment Agreements as: (i) a material diminution in executive’s base salary (excluding any general salary reduction similarly affecting substantially all other senior executives of the Company as a result of a material adverse change in the Company’s prospects or business); (ii) a material diminution in executive’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which executive must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement. “Change in Control” under the Employment Agreements is discussed on page 42 in the section “Employment Agreements — Severance and Change in Control Provisions.”

Payments made upon Involuntary Termination for “Cause” or Resignation without “Good Reason”

Salary, Bonus, and Benefits. If an NEO is terminated by us for Cause or resigns without Good Reason, he or she is entitled to receive his or her accrued but unpaid base salary, his or her prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation).

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason, the unvested portion of all stock options will be cancelled.

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason during the performance period, all performance units will be cancelled.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason, any unvested RSUs will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to (1) conviction of certain crimes enumerated in the Deferred Income Plan or (2) any breach of the duty of loyalty to us, any acts of omission in the performance of a participant’s Company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of a participant’s Company duties from which the participant derived an improper personal benefit (“Cause” under the Deferred Income Plan), the participant will not be entitled to receive any benefits or payments under the terms of the plan, other than the participant’s deferrals. If a participant’s employment is terminated for resignation without Good Reason, the participant will be entitled to receive benefits and payments based on the participant’s vested account.

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Payments made upon Involuntary Termination Without Cause or Resignation for “Good Reason”

Salary, Bonus, and Benefits. Pursuant to the terms of the Employment Agreements, as amended, if an NEO is terminated by us without Cause or resigns for Good Reason not within two years after a Change in Control, the executive is entitled to receive his or her accrued but unpaid base salary, prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). Subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described on page 42 in “Employment Agreements,” the executive is also entitled to a severance payment and continued coverage under our group health plan. The executive’s severance payment upon an involuntary termination without Cause or resignation for Good Reason would be a lump sum equal to a percentage of that executive’s current base salary plus the greater of that executive’s current Base Target, or the Base Target for the preceding fiscal year, as follows: Ms. Evanko, 200%; the COO, 150%; and all other officers, 100%. The executive would be entitled to a payment in an amount equal to the premium subsidy we would have otherwise paid on the executive’s behalf for such coverage under the Company’s group health plan for the following period: Ms. Evanko, 24 months; the COO, 18 months; and all other executives, 12 months.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason, any unvested stock options will be cancelled.

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason during the performance period, all performance units will be cancelled.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason, any unvested RSUs will be cancelled; however, with respect to the grant of 47,400 RSUs to Ms. Evanko on December 17, 2018 (which vest in their entirety on December 17, 2021), if Ms. Evanko is terminated without Cause or resigns for Good Reason, the RSUs will immediately become vested on a pro-rated basis through the end of the month of the date of such termination without Cause or resignation for Good Reason.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated by us without Cause or by resignation for Good Reason, the participant will be entitled to receive benefits and payments based upon the participant’s vested account.

Payments made upon Termination by Reason of Death or Disability; Retirement

Salary, Bonus, and Benefits. In the event an NEO is terminated by reason of death or ceases to be employed as a result of disability, he or she would be entitled to receive his or her accrued but unpaid base salary, his or her prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). In addition, the executive would be entitled to a pro-rata portion of the Annual Bonus, if any, that he or she would have been entitled to for the year in which the termination occurs, based on our actual results for the year and the percentage of the fiscal year that has elapsed through the date of the executive’s termination of employment. In the event of separation due to retirement, NEOs are entitled to receive their accrued but unpaid Base Salary and any accrued but unpaid health and welfare benefits (including accrued vacation).

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that an NEO is terminated due to death or disability, stock options will become immediately vested. In the event an NEO is terminated due to retirement upon reaching the age of 60, provided the executive has completed 10 years of service with us (“Retirement”), the options will continue to vest and become exercisable as if the officer had remained employed.

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Effective January 1, 2015, the definition of “Retirement” under our stock option and other equity award agreements was changed. Under the 2015 and 2016 stock option agreements, in addition to Retirement eligibility under the existing age 60 and 10-years of service standard, an executive is also eligible for retirement upon reaching the age of 65, regardless of his or her service time with the Company. In the event an NEO is terminated due to retirement, options awarded under our 2015 and 2016 stock option agreements continue to vest and remain exercisable for up to five years after Retirement as if the officer had remained employed.

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated due to Retirement, death or disability during the performance period, the executive (or his or her beneficiary or beneficiaries) shall be entitled to a pro-rated number of units calculated by multiplying (x) by (y) where: (x) is the number of Shares, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the number of months in the performance period.

Effective January 1, 2015, the definition of “Retirement” under our performance unit agreements was changed. Under the 2015, 2016, 2017 and 2018 performance unit agreements, in addition to Retirement eligibility under the existing age 60 and 10-years of service standard, an executive is also eligible for retirement upon reaching the age of 65, regardless of his service time with the Company. In the event an NEO is terminated due to retirement, PSUs are awarded under our 2015, 2016, 2017 and 2018 performance unit agreements in the manner described above.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated as a result of death or disability, the RSUs, together with any dividend equivalents attributable to the RSUs will, to the extent not then vested and not previously canceled, immediately become fully vested as of the date of the death or disability. In the event an NEO is terminated due to Retirement, the RSUs, together with any dividend equivalents attributable to the RSUs will, to the extent not then vested and not previously canceled, continue to vest ratably on each of the first three anniversaries of the date of grant.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to death, disability or Retirement, the benefit payable to the participant under the Deferred Income Plan will fully vest, to the extent not previously vested.

Payments made upon Expiration of Employment Term

Salary, Bonus and Benefits. In the event the employment of an NEO is terminated upon expiration of the employment term without renewal, he or she will be entitled to receive his or her accrued but unpaid base salary, his or her prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). No named executive officer’s Employment Agreement could have terminated on December 31, 2019, as a result of the rolling term of the agreement, since we could not have provided the required notice before expiration under the terms of the applicable agreement. Accordingly, no benefits are shown in the table below related to expiration of the Employment Agreement term on December 31, 2019.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that the employment of an NEO is terminated upon expiration of the employment term without renewal, the unvested portion of all options will be cancelled by us without consideration.

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated upon expiration of the employment term without renewal during the performance period, all PSUs will be cancelled.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated upon expiration of the employment term without renewal, any unvested RSUs will be cancelled.

54 - Chart Industries, Inc.	2020 Proxy Statement

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated upon expiration of the employment term without renewal, the participant will be entitled to receive an amount equal to the participant’s vested account.

Payments made upon Termination in Connection with Change in Control

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, as amended, in the event an NEO is terminated by us without Cause or resigns for Good Reason within two years of a Change in Control, the executive is entitled to receive his or her accrued but unpaid base salary, his prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). Subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described on page 42 in “Employment Agreements,” the executive is also entitled to a severance payment and continued coverage under our group health plan. The executive’s severance payment upon a termination without Cause or for Good Reason within two years following a Change in Control would be a lump sum equal to a percentage of that executive’s current base salary plus the greater of that executive’s current Base Target, or the Base Target for the fiscal year immediately preceding the fiscal year in which the Change in Control occurred, as follows: Ms. Evanko, 300%; the COO 200%, and all other officers, 100%. The severance payments to be paid to the executive officers upon a termination of employment without Cause or for Good Reason within two years following a Change in Control may be reduced under the Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment. The executive would be entitled to a payment in an amount equal to the premium subsidy we would have otherwise paid on the executive’s behalf for such coverage under the Company’s group health plan for the following periods: Ms. Evanko, 24 months; the COO, 18 months; and all other executives, 12 months.

Treatment of Nonqualified Stock Options. Under the terms of the 2009 Omnibus Plan and the Omnibus Equity Plan, and the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, stock options become fully vested and are immediately exercisable in the event of the occurrence of any of the following: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 50% (30% in the case of the 2009 Omnibus Plan, the Omnibus Equity Plan and the Incentive Compensation Plan) of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office (each, an “Incentive Plan Change in Control”).

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event of an Incentive Plan Change in Control, (1) the performance requirements shall be deemed to have been satisfied at the greater of either: (i) the target level of the performance requirements as if the entire performance period had elapsed; or (ii) the level of actual achievement of the performance requirements as of the date of the Incentive Plan Change in Control; and (2) the appropriate number of shares, or, if the Committee so elects, cash, shall be issued or paid to the executive not later than 30 days after the date of the Incentive Plan Change in Control.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event of an Incentive Plan Change in Control that also meets the definition of a change in control event under applicable regulations under Section 409A of the Internal Revenue Code, the RSUs, together with any dividend equivalents attributable to the RSUs will, to the extent not then vested and not previously forfeited or canceled, immediately become fully vested as of the date of the Incentive Plan Change in Control.

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Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event of a change of ownership or effective control of the Company within the meaning of Section 409A of the Internal Revenue Code, a participant’s interest in all amounts credited to the participant’s account under the plan will fully and immediately vest, become nonforfeitable and be distributed in a single lump sum.

Double Trigger Change in Control Provisions. As discussed previously, under “Executive Summary — Fiscal 2019 Executive Compensation Highlights — Pay for Performance”, all 2019 equity award agreements (beginning with the RSUs award to Ms. Evanko on December 17, 2018) contain double trigger change in control provisions that will apply to situations where the buyer assumes the Company’s outstanding awards; otherwise, the awards revert to a single trigger change in control provision.

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Potential Post-Employment Payments under the Employment Agreements

Assuming the employment of each NEO was terminated under each of the following circumstances on December 31, 2019, the last business day of our 2019 fiscal year, payments made and benefits provided would have the following estimated values. Mr. Lass is not shown in the table below as, upon his departure from the Company, on August 29, 2019, the unvested portion of his outstanding option awards and PSU and RSU awards were forfeited.

	Involuntary Termination for Cause/ Resignation without Good Reason	Involuntary Termination without Cause Resignation for Good Reason	Disability/Death	Retirement(8)	Change in Control(9)
Cash Severance(1)
Jillian C. Evanko	—	$3,400,000	—	—	$5,100,000
John C. Bishop	—	675,000	—	—	900,000
Herbert G Hotchkiss	—	595,000	—	—	595,000
Gerald F. Vinci	—	596,700	—	—	596,700
Annual Incentive Plan Bonus(2)
Jillian C. Evanko	—	—	$666,641	—	$666,641
John C. Bishop	—	—	—	—	—
Herbert G Hotchkiss	—	—	192,149	—	192,149
Gerald F. Vinci	—	—	192,698	—	192,698
Health and Welfare Benefits(3)
Jillian C. Evanko	—	$19,189	—	—	$19,189
John C. Bishop	—	5,904	—	—	5,904
Herbert G Hotchkiss	—	14,088	—	—	14,088
Gerald F. Vinci	—	18,495	—	—	18,495
Accelerated Vesting of Options(4)
Jillian C. Evanko	—	—	$456,961	—	$456,961
John C. Bishop	—	—	144,843	—	144,843
Herbert G Hotchkiss	—	—	—	—	—
Gerald F. Vinci	—	—	321,684	—	321,684
Accelerated Vesting of PSUs(5)
Jillian C. Evanko	—	—	$1,511,101	—	$1,511,101
John C. Bishop	—	—	—	—	—
Herbert G Hotchkiss	—	—	226,092	—	226,092
Gerald F. Vinci	—	—	427,212	—	427,212
Accelerated Vesting of RSUs(6)
Jillian C. Evanko	—	$1,066,342	$4,358,369	—	$4,358,369
John C. Bishop	—	—	1,051,494	—	1,051,494
Herbert G Hotchkiss	—	—	169,400	—	169,400
Gerald F. Vinci	—	—	297,496	—	297,496
Deferred Compensation(7)
Jillian C. Evanko	—	—	—	—	—
John C. Bishop	—	—	—	—	—
Herbert G Hotchkiss	—	—	—	—	—
Gerald F. Vinci	—	—	—	—	—
TOTAL
Jillian C. Evanko	—	$4,485,531	$6,993,072	—	$12,112,261
John C. Bishop	—	680,904	1,196,337	—	2,102,241
Herbert G Hotchkiss	—	609,088	587,641	—	1,196,729
Gerald F. Vinci	—	615,195	1,239,090	—	1,854,285

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(1)

Cash severance amounts, under the Employment Agreements as of December 31, 2019, consist of a lump sum payment equal to the following percentage of the executive’s base salary and the greater of his of her current target annual bonus or the target bonus for the preceding fiscal year (or the target bonus for the year before a Change in Control, in the case of a termination within two years after a Change in Control): Ms. Evanko, 200% (300% if after a Change in Control); Mr. Bishop, 150%, Mr. Hotchkiss and Mr. Vinci, 100%. The amounts in the table do not include accrued but unused vacation, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumes termination of employment on the last day of the year. In the event that an executive is terminated prior to the end of the fiscal year, the executive would be entitled to compensation for any unused vacation that could be used prior to the end of the fiscal year. Our executives are presently entitled to the following vacation benefits: Ms. Evanko five weeks; all other officers, four weeks.

(2)

Our Cash Incentive Plan, under which the incentive bonuses were paid for 2019, generally requires a participant be employed on the day of payment of the bonus, which was February 14, 2020. The 2019 bonus amounts payable are based on the realization of 66.8% of our 2019 financial performance goals and each executive’s achievement of a specific, pre-determined SOEG metric. For additional information about the Company’s performance measures and NEOs’ 2019 cash bonus opportunity, see the discussion on page 30, under “Elements of Compensation — Annual Cash Incentive Award,” the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the 2019 Grants of Plan-Based Awards Table, and the 2019 Summary Compensation Table, above.

(3)

Health and welfare benefits consist of health care and dental. These benefits after termination of employment have been calculated based on actual cost to us for 2019. For each year following 2019, costs are approximated based on the actual cost for 2019 plus an assumed 5% annual increase in medical benefits cost and an assumed 3% annual increase in dental benefits cost.

(4)

The value of the stock options that vest upon death or disability or an Incentive Plan Change in Control represents the difference between the aggregate market value of the shares underlying the unvested portion of these options on December 31, 2019, at $67.49 per share, the closing price of our Common Stock on that day, and the aggregate exercise price of the option. In the event of Retirement, stock options will continue to vest ratably over a four-year period, without giving effect to the requirement of continuous service.

(5)

In the event of termination due to disability, death, or Retirement, the executive (or his or her beneficiary) is entitled to a pro-rated number of performance units, calculated by multiplying (x) by (y) where: (x) is the number of units, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the total number of months in each performance period. For performance units awarded in 2017, 2018 and 2019 (to Ms. Evanko and Mr. Vinci) and performance units awarded in 2019 (for Mr. Hotchkiss), the table reflects the assumption that the units will vest at the 100% target level of the total amount of performance units granted, even though we are unable to accurately predict the actual performance of these awards. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Compensation” above for more information about these assumptions. Whether or to what extent the 2017, 2018 and 2019 unvested awards actually will be earned depends on future events. The value of performance units upon an Incentive Plan Change in Control represents the product of (i) the 100% target amount of performance units granted in 2017, the 100% target amount of performance units granted in 2018, the 100% target amount performance units granted in 2019 and (ii) $67.49 per share, the closing price of our Common Stock on December 31, 2019.

(6)

The table reflects the market value of the unvested portion of 2017, 2018 and 2019 RSU awards, granted January 3, 2017 (for Mr. Vinci) and February 13, 2017 (for Ms. Evanko) and the unvested portion of the 2018 RSU awards granted January 2, 2018 (for Ms. Evanko and Mr. Vinci) and July 9, 2018 (for Ms. Evanko) and the unvested portion of the 2019 RSU awards granted January 2, 2019 (for Ms. Evanko and Mr. Vinci), March 5, 2019 (for Mr. Hotchkiss) and August 21, 2019 (for Mr. Bishop). RSU awards to our NEOs vest ratably over a three-year period beginning on the first anniversary of the date of grant. With respect to death, disability and an Incentive Plan Change in Control, the executive (or his or her beneficiary) is entitled to an immediate vesting of the shares underlying the unvested portion of the RSUs. The value of the RSUs that vest upon death, disability or an Incentive Plan Change in Control represents the aggregate market value of

58 - Chart Industries, Inc.	2020 Proxy Statement

the shares underlying the unvested portion of the RSU awards on December 31, 2019, at $67.49 per share, the closing price of our Common Stock on that day. In the event of Retirement, RSUs continue to vest ratably over the vesting period, without giving effect to the requirement of continuous service, and therefore such amounts are not included in the table. Ms. Evanko’s December 17, 2018 grant of 47,400 RSUs (which vest in their entirety on December 17, 2021) become vested on a pro-rata basis through the end of the date of termination without Cause or resignation for Good Reason.

(7)

The Company does not provide above-market returns on any participant balances in the Deferred Income Plan. Ms. Evanko and Mr. Vinci received Company contributions under the Deferred Income Plan for 2018. Since the executives are fully vested in these amounts, they are not recognized in the table. For specific deferred compensation balances, see the 2019 Nonqualified Deferred Compensation Table.

(8)	No NEO was eligible for Retirement on December 31, 2019.

(9)

Assumes termination of employment results from resignation for Good Reason or Involuntary Termination without Cause within two years following a Change in Control. As stated in the table, the severance payments to be paid to the executive officers upon a termination of employment without Cause or for Good Reason within two years following a Change in Control may be reduced under the Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment. The amounts shown in the table above do not reflect that if, in the event payments to the executive officer in connection with a change in control or otherwise would result in an excise tax under the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.

2020 Proxy Statement	Chart Industries, Inc. - 59

2019 DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation of our non-employee directors for fiscal year 2019. Ms. Evanko, as CEO of the Company, does not receive any additional compensation for the services she performs as a member of our Board of Directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
W. Douglas Brown	$125,000	$99,860	$224,860
Carey Chen	100,000	99,860	199,860
Jillian C. Evanko	—	—	—
Steven W. Krablin	225,000	99,860	324,860
Singleton B. McAllister(2)	25,000	24,958	49,958
Michael L. Molinini	100,000	99,860	199,860
David M. Sagehorn	75,000	53,559	128,559
Elizabeth G. Spomer	107,500	99,860	207,360

(1)

Amounts in this column represent the aggregate grant date fair value of stock awards made to our non-employee directors in fiscal year 2019. These awards were reflected in our consolidated financial statements, based upon the applicable accounting guidance, at the fair market value of our Common Stock on the date of grant.

(2)	Ms. McAllister was appointed to the Board in November 2019.

Director Compensation Program

All non-employee directors receive an annual cash retainer of $100,000 and an annual stock award of $100,000. As of July 1, 2017, the annual cash retainer was raised from $62,500 to $100,000, and the annual stock award was raised from $97,500 to $100,000, to ensure competitive compensation relative to peers. The Chairman of the Board and each Board committee chair receive an additional annual cash retainer to reflect their added responsibilities (each paid in quarterly installments):

•	Chairman: $100,000

•	Audit Committee Chair: $25,000

•	Compensation Committee Chair: $25,000

•	NCGC Chair: $15,000

Annual cash retainers, and fees paid to the Chairman and the Committee chairs, are paid in equal quarterly installments. Annual stock awards are granted on a quarterly basis in installments equal in value to one-quarter of the annual equity retainer then in effect. The 2019 director stock awards were made pursuant to our Omnibus Equity Plan and are fully vested on the date of grant. Directors may elect to defer their stock until a later fiscal year, or until the earlier of the January following separation of service from the Board or the occurrence of a change in control. Director deferrals of their stock retainers are in all cases limited to the extent permitted under Section 409A of the Internal Revenue Code.

60 - Chart Industries, Inc.	2020 Proxy Statement

Director Stock Ownership. Our stock ownership guidelines provide that non-employee directors must accumulate investments of at least four times the value of the annual cash retainer in our Common Stock during the first 48 months of their tenure on our Board. Directors must maintain investments in Company stock at the director guideline level after expiration of the 48 month period. Shares of our Common Stock issuable upon settlement of stock units or granted as quarterly stock grants will count towards the requirement. As of March 17, 2020, all of our directors meet or are on track to meet the ownership guidelines within the 48 month period.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of W. Douglas Brown, Singleton B. McAllister, Michael L. Molinini, David M. Sagehorn and Elizabeth G. Spomer. None of Mr. Brown, Ms. McAllister, Mr. Molinini, Mr. Sagehorn or Ms. Spomer is a present or past employee or officer of ours or any of our subsidiaries. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one of more of its executive officers serving on the Board or the Compensation Committee.

2020 Proxy Statement	Chart Industries, Inc. - 61

PAY RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Ms. Evanko, the Company’s Chief Executive Officer, to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).

For 2019, the median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the Chief Executive Officer) was $48,340. Ms. Evanko’s annual total compensation for 2019 for purposes of the Pay Ratio Disclosure was $5,281,242. Based on this information, for 2019, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 109 to 1.

In 2018, we identified the median employee in accordance with Item 402(u) of Regulation S-K. Pursuant to Item 402(u), we are only required to identify the median employee once every three years. However, the median employee for 2018 was not employed by us on a full-time basis for all of 2019. As a result of this change in the former median employee’s circumstances, and as permitted by Item 402(u), we elected to substitute a new median employee for 2019 whose compensation was substantially similar to that of the median employee for 2018, based on the compensation measures we had used to select the median employee for 2018.

As a result, the median employee for 2019 was a non-exempt, full-time employee located in Beasley, Texas with an annual total compensation of $48,340 for 2019, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The determination date of the median employee for 2019 was December 31, 2019.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

62 - Chart Industries, Inc.	2020 Proxy Statement

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, a copy of which is available on the Governance Documents page of our investor relations website at www.chartindustries.com.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2019 Annual Report on SEC Form 10-K with the Company’s management and Deloitte & Touche LLP, the independent registered public accounting firm for fiscal 2019.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2019 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of pre-approved non-audit services by Deloitte & Touche LLP was compatible with maintaining the registered public accounting firm’s independence.

Submitted by the Audit Committee of the Board of Directors as of February 6, 2020.

Audit Committee

Steven W. Krablin, Chairman

Carey Chen

Michael L. Molinini

David M. Sagehorn

2020 Proxy Statement	Chart Industries, Inc. - 63

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee has reviewed the audit fees of the independent registered public accounting firms for fiscal years 2019 and 2018.

Fiscal Year 2019 (Deloitte & Touche LLP)

For work performed in regard to fiscal year 2019, the Company paid Deloitte & Touche LLP the following fees for services, as categorized below:

Fiscal Year 2019
Audit fees(1)	$2,640,066
Audit-related fees	—
Tax fees(2)	685,429
All other fees(3)	5,000
Total fees	$3,330,495

(1)	Includes fees for audit services, including expenses, principally relating to the annual audit, quarterly reviews and certain statutory audits required internationally.

(2)	Tax compliance, tax advice and tax planning.

(3)	All other services not reported under (1) and (2). The fees listed above represent a subscription fee for online technical accounting guidance.

Fiscal Year 2018 (Ernst & Young LLP)

For work performed in regard to fiscal year 2018, the Company paid Ernst & Young LLP the following fees for services, as categorized below:

Fiscal Year 2018
Audit fees(1)	$3,361,401
Audit-related fees(2)	300,000
Tax fees(3)	65,170
All other fees(4)	2,160
Total fees	$3,728,731

(1)	Includes fees for audit services, including expenses, principally relating to the annual audit, quarterly reviews and certain statutory audits required internationally.

(2)	Includes fees for services related to our acquisition activity and review of the delivery of our shared service model during 2018.

(3)	Tax compliance, tax advice and tax planning.

(4)	All other services not reported under (1), (2) and (3). The fees listed above represent a subscription fee for online technical accounting guidance.

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to the audit of each fiscal year, the Audit Committee receives a written report from its independent registered public accounting firm describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year.

All audit- related services, tax services and other services were pre-approved for 2019 by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. The representatives will be given an opportunity to make a statement if desired, and will be available to respond to stockholder questions.

64 - Chart Industries, Inc.	2020 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following tables provides information, as of December 31, 2019 and March 17, 2020, about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our Omnibus Equity Plan and our 2009 Omnibus Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	990,314	$45.69	1,158,862
Equity compensation plans not approved by security holders	—	—	—
Total	990,314	$45.69	1,158,862

(1)

The amount in column (a) includes: (i) 648,348 shares issuable upon the exercise of outstanding stock options; (ii) 38,963 shares subject to vested stock units; (iii) 73,820 shares issuable upon achievement of maximum targets for PSU awards; and (iv) 229,183 shares issuable upon vesting of restricted share units and restricted stock.

(2)

The weighted average exercise price of outstanding options, warrants and rights does not take into account stock unit awards or performance unit awards since these awards do not have an exercise price.

As a result of awards of RSUs, stock options, PSUs, and director stock awards, as well as option exercises, award payouts and forfeitures in the first quarter of 2020, the number of securities issuable upon exercise of outstanding options, warrants and rights granted under all of our existing equity plans as of March 17, 2020 is included in the table below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	1,065,956	$52.69	890,161
Equity compensation plans not approved by security holders	—	—	—
Total	1,065,956	$52.69	890,161

(1)

The amount in column (a) includes: (i) 669,104 shares issuable upon the exercise of outstanding stock options; (ii) 39,689 shares subject to vested stock units; (iii) 139,560 shares issuable upon achievement of maximum targets for PSU awards; and (iv) 217,603 shares issuable upon vesting of restricted share units.

(2)

The weighted average exercise price of outstanding options, warrants and rights does not take into account stock unit awards or performance unit awards since these awards do not have an exercise price.

2020 Proxy Statement	Chart Industries, Inc. - 65

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% or greater stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Except as described below, based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2019. Due to an administrative oversight, late Form 4s were filed later in January 2019 with respect to transactions ocurring on January 2, 2019 relating to the granting of equity awards and withholding for tax obligations for Mr. Schmit, the Company’s former Chief Accounting Officer.

66 - Chart Industries, Inc.	2020 Proxy Statement

RELATED PARTY TRANSACTIONS

On March 27, 2007, our Board adopted written Related Party Transaction Policies and Procedures (the “Policy”), which provides that it is the policy of the Company not to enter into any “Related Party Transaction” (as such term is defined in the Policy) with one of our executive officers, directors or director nominees, or stockholders known to beneficially own over 5% of a class of our voting securities or their related persons, unless either (i) the Audit Committee approves the transaction in accordance with the guidelines set forth in the Policy or (ii) the transaction is approved by a majority of the Company’s disinterested directors. Such Related Party Transactions shall be disclosed in the Company’s SEC filings as and to the extent required by applicable SEC rules and regulations.

2020 Proxy Statement	Chart Industries, Inc. - 67

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2020. The Board of Directors recommends ratification of the Audit Committee’s appointment of Deloitte & Touche LLP.

The selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification; however, we are submitting the appointment of Deloitte & Touche LLP to the Company’s stockholders for ratification as a matter of good corporate practice and in order to provide a method by which stockholders may communicate their opinion to the Audit Committee. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders.

As previously reported on the Company’s Current Report on Form 8-K, dated March 1, 2019, the Audit Committee conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. On February 25, 2019, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, replacing Ernst & Young LLP, the Company’s prior accounting firm.

Ernst & Young LLP’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2018 and 2017, neither the Company nor anyone on its behalf has consulted with Deloitte & Touche LLP regarding:

•

the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue;

•	any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S- K, and

•	any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

✓

Our Board of Directors unanimously recommends a vote FOR Proposal No. 2 to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020.

68 - Chart Industries, Inc.	2020 Proxy Statement

PROPOSAL 3 — APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION

In this Proposal 3, as required by Section 14A of the Exchange Act and pursuant to Rule 14a-21(a) promulgated thereunder, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this proxy statement in the Compensation Discussion and Analysis section, beginning on page 22, in accordance with the compensation disclosure rules of the SEC.

Although the vote is advisory only, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. At the Company’s 2017 Annual Meeting our stockholders approved, on an advisory basis, an annual frequency of the advisory vote to approve the compensation of our named executive officers. Consistent with the input of our stockholders and consistent with our long-standing Board policy, the stockholder vote for advisory approval of NEO compensation will occur annually.

As described more fully in the Compensation Discussion and Analysis, our executive compensation program is designed to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience, and responsibilities.

Our program seeks to align executive compensation with stockholder value on a short- and long-term basis through a combination of base pay, annual incentives, and long-term incentives, and features appropriate governance policies to discourage executives from taking risks that are unnecessary or excessive. Our short-term annual cash incentives are strongly performance-based, with 80% of cash bonuses tied to the Company’s annual financial performance and 20% tied to individuals’ achievement of the Company’s strategic and operational goals. In addition, 2019 long-term incentive awards were comprised of a mix of stock options, performance units, and restricted share units, which link executive compensation directly to stockholder value and long-term performance, while incentivizing retention, and beginning with equity awards in 2019 and going forward, the mix of such equity awards was modified to increase the mix of performance units as compared to stock options. We believe our compensation program aligns our executive compensation with stockholder interests in a performance-based framework, which was clearly demonstrated in 2019. Although we achieved 2019 financial results at our overall expectations, resulting in NEOs receiving short-term cash bonuses, executive base compensation and the value of our long-term equity incentive awards continue to be significantly impacted by our performance longer-term:

•

Continued Practice of market-based base salary increases for continuing NEOs. Ms. Evanko’s base salary was increased in 2019 and remains in a competitive range based on recent market analysis. The base salary for the other NEO, Mr. Vinci, was slightly higher in 2019 than 2018. Base salaries for both Ms. Evanko and Mr. Vinci represented a smaller portion of their total compensation opportunity than in 2018. This is a reflection of the Compensation Committee’s assessment of various quantitative and qualitative factors, including the Company’s overall financial performance.

•

Significantly increased performance targets on a year-over-year basis. The Compensation Committee evaluates and sets performance targets on a yearly basis, taking into account industry and market conditions. Each of the Company’s performance targets were significantly higher in 2019 compared to both 2018 goals and actual results.

•

Consistent with our at-risk equity compensation program, 2017 performance share unit (“PSU”) awards did not achieve the target performance level, and reduced payouts were made for this three-year performance period. PSU awards granted in 2017 for the three-year performance period 2017-2019 did not achieve the target performance levels for the Company’s average return on capital investment (ROIC). As a result, only 89.6% of these shares will vest for recipients of these PSU grants.

2020 Proxy Statement	Chart Industries, Inc. - 69

In 2019, we continued to build on our strategy to focus on our core cryogenic engineering and products for the industrial gas and energy spaces. In furtherance of this strategy, on July 1, 2019, we consummated the strategic acquisition of Harsco Corporation’s Air-X-Changers business (“AXC”). AXC is a leading supplier of custom engineered and manufactured air cooled heat exchangers (“ACHX”) for the natural gas compression and processing industry and refining and petrochemical industry in the United States. In connection with the AXC acquisition, we changed our reportable segments from three to four segments: Distribution & Storage Eastern Hemisphere (“D&S East”), Distribution & Storage Western Hemisphere (“D&S West”), Energy & Chemicals Cryogenics (“E&C Cryogenics”), and E&C FinFans.

Looking forward to compensation matters in 2019 and going forward, and in order to further align compensation with performance, the Committee approved several design changes for equity awards beginning in 2019:

•

Modified equity award mix for executives to increase the portion of performance-based awards, with PSUs representing 40% (versus 20% previously) and options now representing 30% of the total awards (versus 50% previously).

•

Adopted a new form of PSU agreement, which includes an operating income metric (in addition to the existing ROIC measure), and includes a formula to increase the target performance metrics to reflect revenue from large LNG projects, thereby more effectively linking the performance targets to industry and market conditions and eliminating the possibility of skewed results in the event of a one-time significant and unbudgeted large LNG project.

•	Likewise modified the operating income target under the 2019 STI award to increase the target performance metrics to reflect revenue from large LNG projects.

•

Added a double trigger change in control provision to all 2019 equity award agreements. This change was made to conform to the majority market practice and will apply to situations where a buyer assumes the Company’s outstanding awards; otherwise, the awards revert to a single trigger.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”

✓	Our Board of Directors unanimously recommends a vote FOR Proposal No. 3 to approve the compensation of the named executive officers as disclosed in this proxy statement.

2020 Proxy Statement	Chart Industries, Inc. - 70

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy for the Annual Meeting for 2021, proposals must be received by the Company no later than December 2, 2020. Proposals for inclusion in the proxy statement must comply with the Exchange Act, including Rule 14a-8, as well as with our By-Laws.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an Annual Meeting. Our By-Laws require all stockholders who intend to make proposals at an Annual Meeting to submit their proposals to the Company not less than 90 calendar days nor more than the 120 calendar days prior to the first anniversary of the date of the preceding year’s Annual Meeting. To be eligible for consideration at the 2021 Annual Meeting, proposals that have not been received by December 2, 2020 must be received by the Company between January 12, 2021 and February 11, 2021. In the event the date of the 2021 Annual Meeting is changed by more than 25 calendar days from the first anniversary of the 2020 Annual Meeting, stockholder notice must be received not later than the close of business on the 10th calendar day following the date on which notice of the Annual Meeting was mailed or public announcement of the date is made, whichever first occurs. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

2020 Proxy Statement	Chart Industries, Inc. - 71

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

********************

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to our Secretary at 3055 Torrington Drive, Ball Ground, Georgia 30107.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Steven W. Krablin
Chairman

Ball Ground, Georgia

72 - Chart Industries, Inc.	2020 Proxy Statement

Appendix A

2019 Compensation Peer Group
Accorda Therapeutics Inc.	Haemonetics Corporation
Actuant Corporation	Kaman Corporation
Archrock, Inc.	Lumentum Holdings Inc.
Carpenter Technology Corp.	Medpace Holdings, Inc.
Carrizo Oil & Gas, Inc.	MTS Systems Corporation
Cleveland-Cliffs Inc.	National Instruments Corporation
Comfort Systems USA Inc.	Neenah, Inc.
Detour Gold Corporation	Oceaneering International, Inc.
ESCO Technologies Inc.	Oil States International Inc.
Fox Factory Holding Corp.	Pan American Silver Corp.
Ferro Corporation	PH Glatfelter Co.
Generac Holdings Inc.	Quanex Building Products Corp.
Gibraltar Industries, Inc.	Simpson Manufacturing Co., Inc.
Hillenbrand Inc.	SPX FLOW, Inc.
LGI Homes, Inc.	SPX Corporation
Matrix Service Company	SunCoke Energy Inc.
Tennant Company

ANNUAL MEETING OF CHART INDUSTRIES, INC.

Date:	May 12, 2020
Time:	9:00 A.M. (Local Time)
Place:	Renaissance Atlanta Airport Gateway Hotel,
2081 Convention Center Concourse, Atlanta, GA 30337

Please make your marks like this: ☒ Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1, 2, and 3.

		For	Withhold		Directors Recommend ê
1:	Election of Directors				For
	01 Carey Chen	☐	☐
	02 Jillian C. Evanko	☐	☐
	03 Steven W. Krablin	☐	☐
	04 Singleton B. McAllister	☐	☐
	05 Michael L. Molinini	☐	☐
	06 David M. Sagehorn	☐	☐

		For	Against	Abstain
2:	To ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.	☐	☐	☐	For

3:	Advisory vote on compensation of named executive officers.	☐	☐	☐	For

4:	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Chart Industries, Inc.

to be held on Tuesday, May 12, 2020

for Holders as of March 17, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE
Go To		866-509-1048
www.proxypush.com/GTLS
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL
OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Jillian C. Evanko and Herbert G. Hotchkiss, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Chart Industries, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 and 3.

PROXY TABULATOR FOR CHART INDUSTRIES, INC. P.O. BOX 8016 CARY, NC 27512-9903

Proxy — Chart Industries, Inc. Annual Meeting of Stockholders May 12, 2020, 9.00 a.m. (Eastern) This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Jillian C. Evanko and Herbert G. Hotchkiss (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Chart Industries, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Renaissance Atlanta Airport Gateway Hotel, 2081 Convention Center Concourse, Atlanta, GA 30337*, on May 12, 2020 at 9.00 a.m. Eastern and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:
1. Elect the following six directors: Carey Chen, Jillian C. Evanko, Steven W. Krablin, Singleton B. McAllister, Michael L. Molinini, and David M. Sagehorn;
2. Ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020;
3. Vote, in an advisory manner, on the compensation of named executive officers; and
4. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each of proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares ☐ in person, please mark this box.

*  As part of our contingency planning regarding the coronavirus (or COVID-19), we are preparing for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance through a public filing with the Securities and Exchange Commission, and details will be available on our website.